UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Emergent BioSolutions Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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April 8, 2016

Dear Fellow Stockholders:

You are cordially invited to attend the Emergent BioSolutions Inc. 2016 annual meeting of stockholders to be held on May 19, 2016 at 9:00 a.m., Eastern time, at the Bethesda Marriott, 5151 Pooks Hill Road, Bethesda, Maryland 20814. Details about the meeting, nominees for the Board of Directors and other matters to be acted on are included in the notice of 2016 annual meeting and proxy statement that follow.

We hope you plan to attend the annual meeting. Please vote your shares, whether or not you plan to attend the meeting, by proxy using one of the methods described in our proxy statement or the Notice of Internet Availability of Proxy Materials. Your proxy may be revoked at any time before it is exercised as explained in our proxy statement.

If you plan to attend the meeting, please bring photo identification for admission. In addition, if your shares are held in the name of a broker, bank or other nominee, please bring with you a proxy, letter or account statement from your broker, bank or nominee confirming your ownership of Emergent BioSolutions Inc. stock so that you can be admitted to the meeting. If your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain a legal proxy from your broker, bank or other nominee conferring to you its rights to vote the shares at the meeting.

On behalf of the board of directors and management, it is my pleasure to express our appreciation for your support.

Sincerely,

Fuad El-Hibri

Executive Chairman of the Board of Directors

YOUR VOTE IS IMPORTANT.

PLEASE TAKE TIME TO VOTE AS SOON AS POSSIBLE.

EMERGENT BIOSOLUTIONS INC.

400 PROFESSIONAL DRIVE, SUITE 400

GAITHERSBURG, MARYLAND 20879

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 19, 2016

To Our Stockholders:

The 2016 Annual Meeting of Stockholders of Emergent BioSolutions Inc. will be held on May 19, 2016 at 9:00 a.m., Eastern time, at the Bethesda Marriott, 5151 Pooks Hill Road, Bethesda, Maryland 20814. The annual meeting is being held for the following purposes, which are more fully described in the proxy statement that accompanies this notice:

1.	To elect two Class I directors to hold office for a term expiring at our 2019 annual meeting of stockholders and until their respective successors are duly elected and qualified.

2.	To ratify the appointment by the audit committee of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2016.

3.	To approve, on an advisory basis, the compensation of our named executive officers.

4.	To approve the amendment of our stock incentive plan.

5.	To approve the adoption of the amendment of our certificate of incorporation.

6.	To act upon any other matter that may properly come before the meeting or any adjournment or postponement of the meeting.

As of the date of this notice, the company has received no notice of any matters, other than those set forth above, that may properly be presented at the annual meeting. If any other matters are properly presented for consideration at the meeting, the persons named as proxies on the enclosed proxy card, or their duly constituted substitutes, will be deemed authorized to vote the shares represented by proxy or otherwise act on those matters in accordance with their judgment.

The board of directors recommends that you vote FOR the election of each of the Class I director nominees, and FOR Proposals 2, 3, 4 and 5. The close of business on March 24, 2016 has been established as the record date for determining those stockholders entitled to vote at the annual meeting or any adjournment or postponement thereof.

Your vote is very important. Please read the proxy statement and then, whether or not you expect to attend the annual meeting, and no matter how many shares you own, vote your shares as promptly as possible. You can vote by proxy over the internet, by telephone or by mail by following the instructions provided in the proxy statement and on the proxy card. Submitting your proxy now will help ensure a quorum and avoid added proxy solicitation costs. If you attend the meeting, you may vote in person, even if you have previously submitted a proxy. However, if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain a legal proxy from your broker, bank or other nominee conferring to you its rights to vote the shares at the meeting. If you have any questions about voting your shares or attending the annual meeting, please contact our Investor Relations department at (240) 631-3200.

You may revoke your proxy at any time before the vote is taken by delivering to the company’s Corporate Secretary a written revocation, submitting a proxy with a later date or by voting your shares in person at the meeting, in which case your prior proxy will be disregarded.

By Order of the Board of Directors,

A.B. Cruz III

Executive Vice President, General Counsel and Corporate Secretary

Gaithersburg, Maryland

April 8, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2016

The company’s proxy statement for the 2016 Annual Meeting of Stockholders and the company’s annual report on Form 10-K for the fiscal year ended December 31, 2015 are available at http://materials.proxyvote.com/29089Q.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOUR VOTE IS IMPORTANT.

IN ORDER TO ENSURE THE REPRESENTATION OF YOUR SHARES AT THE ANNUAL

MEETING, PLEASE VOTE BY PROXY AS SOON AS POSSIBLE.

EMERGENT BIOSOLUTIONS INC.

400 Professional Drive, Suite 400

Gaithersburg, Maryland 20879

PROXY STATEMENT

2016 Annual Meeting of Stockholders

This proxy statement and the accompanying proxy card are being furnished to you by the Board of Directors of Emergent BioSolutions Inc. to solicit your proxy to vote your shares at our 2016 Annual Meeting of Stockholders and at any adjournment or postponement of the meeting. The annual meeting will be held on May 19, 2016 at 9:00 a.m., Eastern time, at the Bethesda Marriott, 5151 Pooks Hill Road, Bethesda, Maryland 20814. We intend to mail a printed copy of our proxy statement, proxy card and 2015 annual report to certain of our stockholders of record entitled to vote at the annual meeting on or about April 8, 2016. All other stockholders will receive a Notice of Internet Availability of Proxy Materials, which will be mailed on or about April 8, 2016.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving this annual meeting information and proxy?

You are receiving this annual meeting information and proxy from us because you owned shares of common stock of Emergent BioSolutions as of March 24, 2016, the record date for the 2016 annual meeting. The Emergent BioSolutions Board of Directors has made these materials available to you in connection with the board’s solicitation of proxies for use at our 2016 annual meeting.

This proxy statement describes matters on which you may vote and provides you with other important information so that you can make informed decisions. You are requested to vote on the proposals described in this proxy statement and are invited to attend the annual meeting.

What does it mean to vote by proxy?

It means that you give someone else the right to vote your shares in accordance with your instructions. In this way, you ensure that your vote will be counted even if you are unable to attend the annual meeting. When you submit your proxy by internet, by telephone or by mail, you appoint each of Daniel J. Abdun-Nabi, our president and chief executive officer, Robert G. Kramer, our executive vice president, corporate services, chief financial officer and treasurer, and A.B. Cruz III, our executive vice president, general counsel and corporate secretary, or their respective substitutes or nominees, as your representatives — your “proxies” — at the meeting to vote your shares in accordance with your instructions. If you give your proxy but do not include specific instructions on how to vote, the individuals named as proxies will vote your shares as the board recommends, as noted below, and as the named proxies may determine in their discretion with respect to any other matters properly presented at the meeting.

Who is entitled to vote at the annual meeting?

Holders of Emergent BioSolutions common stock as of the close of business on the record date, March 24, 2016, may vote at the 2016 annual meeting, either by proxy or in person. As of the close of business on March 24, 2016, there were 39,832,048 shares of Emergent BioSolutions common stock outstanding and entitled to vote. The common stock is the only authorized voting security of the company, and each share of common stock is entitled to one vote on each matter properly brought before the 2016 annual meeting.

How does the Board of Directors recommend I vote on each of the proposals?

The board recommends that you vote your shares in the following manner:

•	FOR the election of each of our director nominees (Proposal 1);

•	FOR the ratification of the appointment of Ernst & Young LLP as the company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2016, or fiscal 2016 (Proposal 2);

•	FOR approval of the advisory vote on executive compensation (Proposal 3);

•	FOR approval of the amendment of our stock incentive plan (Proposal 4); and

•	FOR approval of the adoption of the amendment of our certificate of incorporation (Proposal 5).

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

You may own shares of Emergent BioSolutions common stock in two different ways:

•

Record Ownership.    If your stock is represented by one or more stock certificates registered in your name or if you have a Direct Registration System account in your name evidencing shares held in book-entry form, then you have a stockholder account with our transfer agent, American Stock Transfer & Trust Company, and you are a “stockholder of record.”

•

Beneficial Ownership.    If your shares are held in a brokerage account or by a bank or other nominee, those shares are held in “street name” and you are considered the “beneficial owner” of the shares. As the beneficial owner of those shares, you have the right to direct your broker, bank or other nominee how to vote your shares, and you will receive separate instructions from your broker, bank or other nominee describing how to vote your shares. You also are invited to attend the annual meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares giving you the right to vote the shares at the meeting. Note that a legal proxy from your broker, bank or other nominee is not the form of proxy available on www.voteproxy.com.

How can I vote my shares before the annual meeting?

Even if you plan to attend the annual meeting, we recommend that you vote before the meeting, as described below, so that your vote will be counted if you later decide not to attend the meeting. Voting by internet or by telephone is fast and convenient and your vote is immediately confirmed and tabulated. Submitting a proxy by internet, telephone or mail prior to the annual meeting will not affect your right to attend the annual meeting and vote in person.

If you hold shares in your own name as a stockholder of record, regardless of whether you received your annual meeting materials through the mail or via the internet, you may vote before the annual meeting:

•

By Internet.    To vote by internet, go to http://materials.proxyvote.com/29089Q and follow the instructions you find on this website. Your proxy will be voted according to your instructions. If you vote by internet, you do not need to mail in a proxy card.

•	By Telephone. To vote by phone, call 1-800-690-6903 toll-free and follow the instructions. If you vote by telephone, you do not need to mail in a proxy card.

•	By Mail. If you received your proxy materials by mail, you may vote by completing, signing and returning your proxy card in the enclosed postage-paid envelope.

If you vote by internet or by telephone, please do not mail in your proxy card (unless you intend for it to revoke your prior internet or telephone vote). Your internet or telephone vote will authorize the named proxies to vote your shares in the same manner as if you completed, signed and returned your proxy card. If you sign and return your proxy card or vote over the internet or by telephone but do not provide voting instructions on some or all of the proposals, your shares will be voted by the persons named in the proxy card on all uninstructed proposals in accordance with the recommendations of the board of directors given above. If you have any questions about voting your shares or attending the annual meeting, please contact our Investor Relations department at (240) 631-3200.

If you are a beneficial owner of shares held in street name, your broker, bank or other nominee will provide you with materials and instructions for voting your shares. Please check with your broker, bank or other nominee and follow its voting procedures to vote your shares. Most brokers and nominees offer voting procedures by internet, telephone and mail.

If I am the beneficial owner of shares held in street name by my broker, will my broker automatically vote my shares for me?

If you beneficially hold your shares in street name through a brokerage account and you do not submit specific voting instructions to your broker, your broker may generally vote your shares in its discretion on matters designated as “routine” under rules applicable to broker-dealers. However, a broker cannot vote shares held in street name on matters designated by these rules as “non-routine,” unless the broker receives specific voting instructions from the beneficial holder.

The proposal to ratify the appointment of the company’s Independent Registered Public Accounting Firm for fiscal 2016 is considered “routine” under these rules. All of the other proposals to be submitted for a vote of stockholders at the annual meeting are considered “non-routine” and, therefore, are matters on which a broker may not exercise its voting discretion. Accordingly, if you hold your shares in street name through a brokerage account and you do not instruct your broker how to vote with respect to these other proposals, your broker is not permitted to vote on those proposals and your shares will be considered “broker non-votes” on these proposals and will not be taken into account in determining the outcome of the vote on the matter. As a result, we strongly encourage you to utilize the voting procedures made available to you through your broker or other nominee and exercise your right to vote as a stockholder.

What is a “broker non-vote” and how would it affect the vote?

A broker non-vote occurs when a nominee, such as a bank or broker holding shares on behalf of a beneficial owner, does not receive voting instructions from the beneficial owner of the shares and does not have discretionary voting power with respect to the proposal. Brokers will not have discretionary voting power to vote your shares without your voting instructions on any of the items being considered at the 2016 annual meeting, except for the proposal to ratify the appointment of the Independent Registered Public Accounting Firm. Accordingly, if you fail to provide your bank, broker or other nominee with voting instructions on the other proposals being considered, such failure will result in a broker non-vote with respect to your shares on these proposals.

Because the approval requirement for Proposal 1 (the election of directors) is a plurality of the votes cast (i.e., the nominees who receive the most votes will be the nominees elected by stockholders), a broker non-vote will not affect the outcome of this vote. On all of the other proposals, except the proposal to approve the adoption of the amendment of our certificate of incorporation, the affirmative vote of the majority of votes cast is necessary for approval. Broker non-votes are not considered votes cast on these matters and, therefore, will not be taken into account in determining the outcome of the vote on these matters. The proposal to approve the adoption of the amendment of our certificate of incorporation requires the affirmative vote of the majority of common shares outstanding and entitled to vote. Accordingly, a broker non-vote on Proposal 5 will have the same effect as a vote “Against” Proposal 5.

What does it mean if I receive more than one proxy card from the company?

It means that you have more than one account for your Emergent BioSolutions shares. Please vote by internet or telephone using each of the identification numbers, or complete and submit all proxies to ensure that all of your shares are voted.

What is “householding” and how does it affect me?

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or proxy statement and annual report addressed to those stockholders. This process, commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Because we utilize the “householding” rules for proxy materials, stockholders who share the same address generally will receive only one copy of the Notice of Internet Availability of Proxy Materials or proxy statement and annual report, unless we receive contrary instructions from any stockholder at that address. If you prefer to receive multiple copies of the Notice of Internet Availability of Proxy Materials or proxy statement and annual report at the same address, additional copies will be provided to you promptly upon request. If you are a stockholder of record, you may obtain additional copies upon written or oral request to Emergent BioSolutions Inc., Attn: Investor Relations, 400 Professional Drive, Suite 400, Gaithersburg, Maryland 20879; Telephone: (240) 631-3200. Eligible stockholders of record receiving multiple copies of the Notice of Internet Availability of Proxy Materials or proxy statement and annual report can request householding by contacting us in the same manner.

If you are a beneficial owner and hold your shares in a brokerage or custody account, you can request additional copies of the Notice of Internet Availability of Proxy Materials or proxy statement and annual report or you can request householding by notifying your broker, bank or other nominee.

Can I vote in person at the annual meeting?

Yes. If you hold shares in your own name as a stockholder of record, you may attend the annual meeting and cast your vote at the meeting by properly completing and submitting a ballot at the annual meeting. If you are the beneficial owner of shares held in street name, you must first obtain a “legal proxy” from your broker, bank or other nominee and submit that legal proxy along with a properly completed ballot at the meeting. Under a legal proxy, the bank, broker or other nominee confers to you all of its rights as a record holder to grant proxies or to vote at the meeting.

What do I need to bring to be admitted to the annual meeting?

All stockholders must present a form of personal photo identification in order to be admitted to the meeting. In addition, if your shares are held in the name of your broker, bank or other nominee and you wish to attend the annual meeting, you must bring an account statement or letter from the broker, bank or other nominee indicating that you were the owner of the shares on March 24, 2016.

How can I change my vote or revoke my proxy?

If you hold shares in your own name as a stockholder of record, you may change your vote or revoke your proxy at any time before voting begins by:

•	Notifying our Corporate Secretary in writing that you are revoking your proxy;

•	Delivering another proxy (either by internet, telephone or mail) that is dated after the proxy you wish to revoke; or

•

Attending the annual meeting and voting in person by properly completing and submitting a ballot (attendance at the meeting, in and of itself, will not cause your previously granted proxy to be revoked unless you vote at the meeting).

Any written notice of revocation should be delivered to: Emergent BioSolutions Inc., 400 Professional Drive, Suite 400, Gaithersburg, Maryland 20879, Attention: A.B. Cruz III, Corporate Secretary. Alternatively, you may hand deliver a written revocation notice, or a later dated proxy, to the Corporate Secretary at the annual meeting before the voting begins.

If you are the beneficial owner of shares held in street name, please check with your broker or other nominee and follow the procedures your broker or nominee provides if you wish to change your vote with respect to those shares.

What are the voting requirements to elect directors and approve the other proposals described in the proxy statement?

The vote required to elect directors and approve each of the matters scheduled for a vote at the annual meeting is set forth below:

Proposal	Vote Required

1. Election of directors	Plurality of votes cast.

2. Ratification of appointment of Ernst & Young LLP	Majority of votes cast.

3. Advisory vote on executive compensation	Majority of votes cast.

4. Approval of the amendment of our stock incentive plan	Majority of votes cast.

5. Approval of the adoption of the amendment of our certificate of incorporation	Majority of common shares outstanding and entitled to vote.

Votes may be cast by proxy or in person. A “plurality” of the votes cast at the meeting means that the nominees who receive the most votes will be the nominees elected by stockholders.

What is the “quorum” for the annual meeting and what happens if a quorum is not present?

In order to conduct business at the annual meeting, the holders of at least a majority of the total number of shares of Emergent BioSolutions common stock issued and outstanding and entitled to vote as of the March 24, 2016 record date, or 19,916,025 shares, must be present in person or represented by proxy. This requirement is called a “quorum.” If you vote by internet or by telephone, or submit a properly executed proxy card, your shares will be included for purposes of determining the existence of a quorum. Proxies marked “abstain” and “broker non-votes” also will be counted in determining the presence of a quorum. If the shares present in person or represented by proxy at the annual meeting are not sufficient to constitute a quorum, the annual meeting may be adjourned to a different time and place to permit further solicitations of proxies sufficient to constitute a quorum.

What is an “abstention” and how would it affect the vote?

An “abstention” occurs when a stockholder submits a proxy with explicit instructions to decline to vote regarding a particular matter (or to “withhold” voting authority in the election of directors). Abstentions are counted as present for purposes of determining a quorum. As a general matter, a vote to withhold voting authority with respect to the election of directors is neither a vote cast “for” a nominee nor a vote cast “against” the nominee and, therefore, will have no effect on the outcome of the vote. Because an abstention is generally not considered to be a vote “cast” for a particular matter, it will have no effect on the ratification of the appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm or the advisory vote on the compensation of our named executive officers. However, NYSE guidance provides that if stockholder approval is required for equity compensation plans or stock issuances, abstentions will be treated as votes cast. Accordingly, abstentions on either Proposal 4 (approval of the amendment of our stock incentive plan) or Proposal 5 (approval of the adoption of the amendment of our certificate of incorporation) will be treated as a vote “against” the proposal.

Does the company offer an opportunity to receive future proxy materials electronically?

Yes. If you vote on the internet, simply follow the prompts for enrolling in electronic proxy delivery service. This will reduce our printing and postage costs, as well as the number of paper documents you will receive.

If you are a stockholder of record, you may enroll in this service at the time you vote your proxy or at any time after the annual meeting and can read additional information about this option and request electronic delivery by going to www.proxyvote.com. If you hold shares beneficially, please contact your broker or other nominee to enroll for electronic proxy delivery.

Who will conduct the proxy solicitation and who will bear the cost?

The costs of soliciting proxies will be borne by us. The solicitation is being made primarily through the mail and electronic mail, but our directors, officers and employees may also engage in the solicitation of proxies in person, by telephone, electronic transmission or by other means. No compensation will be paid by us in connection with the solicitation of proxies, except that we may reimburse brokers, custodians, nominees and other record holders for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners.

Who will count the votes?

Votes will be tabulated by Broadridge Financial Solutions, Inc. The board of directors has appointed a representative of American Election Services, LLC to serve as the inspector of elections.

Where can I find the voting results of the meeting?

We will publish the voting results in a Form 8-K filed with the Securities and Exchange Commission within four business days after the annual meeting. You can read or print a copy of that report by going to either the company’s website at www.emergentbiosolutions.com under the section “Investors — SEC Filings” or the Securities and Exchange Commission’s website at www.sec.gov.

CORPORATE GOVERNANCE

General

Our by-laws provide that the number of directors shall be fixed from time to time by the board of directors. The board has established the number of directors at ten. The board of directors is divided into three classes, with one class being elected each year and members of each class serving for staggered three-year terms. Fuad El-Hibri and Ronald B. Richard are Class I directors with terms expiring at this annual meeting of stockholders. Zsolt Harsanyi, Ph.D., General George Joulwan, Louis W. Sullivan, M.D. and Marvin L. White are Class II directors with terms expiring at the 2017 annual meeting of stockholders. Daniel J. Abdun-Nabi, Dr. Sue Bailey, Dr. Jerome Hauer and John E. Niederhuber, M.D. are Class III directors with terms expiring at the 2018 annual meeting of stockholders. For more information regarding the members of our board of directors, please see “Directors and Nominees” beginning on page 15.

Our board of directors believes that good corporate governance is important to ensure that Emergent BioSolutions is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that our board has adopted. Complete copies of our corporate governance guidelines, committee charters and code of conduct and business ethics are available on our website at www.emergentbiosolutions.com under “Investors — Governance.”

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of Emergent BioSolutions and our stockholders. These guidelines, which provide a framework for the conduct of the board’s business, include the following:

•	The board of directors’ principal responsibility is to oversee the management of Emergent BioSolutions;

•	A majority of the members of the board of directors shall be independent directors;

•	The independent directors shall meet regularly in executive session;

•	Directors shall have full and free access to management and, as necessary and appropriate, independent advisors;

•	New directors shall participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	At least annually, the board of directors and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Independence

Under applicable New York Stock Exchange rules, a director will qualify as “independent” only if our board of directors affirmatively determines that such director has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. Our board of directors has established guidelines to assist it in determining whether a director has such a material relationship. Under these guidelines, a director is not considered to have a material relationship with us if our board of directors determines that such director is independent under Section 303A.02(b) of the NYSE Listed Company Manual, even if such director:

•

Is an executive officer of another company which is indebted to us, or to which we are indebted, unless the total amount of either company’s indebtedness to the other is more than 1% of the total consolidated assets of the company with which such director serves as an executive officer; or

•

Serves as an officer, director or trustee of a tax-exempt organization to which we make contributions, unless our discretionary charitable contributions to the organization are more than the greater of $1 million or 2% of that organization’s consolidated gross revenues. Our matching of employee charitable contributions would not be included in the amount of our contributions for this purpose.

In addition, ownership of a significant amount of our stock, by itself (as under NYSE listing standards), does not constitute a material relationship. For relationships not covered by the guidelines set forth above, the determination of whether a material relationship exists is made by the other members of our board of directors who are independent.

Our board of directors has determined that Dr. Bailey, Dr. Harsanyi, Dr. Hauer, General Joulwan, Dr. Niederhuber, Mr. Richard and Dr. Sullivan meet the foregoing standards, that none of these directors has a material relationship with us and that each of these directors is “independent” as determined under Section 303A.02 of the NYSE Listed Company Manual.

Board of Director’s Meetings and Attendance

Our board of directors met 11 times during the fiscal year ended December 31, 2015, either in person or by teleconference. During 2015, no director attended fewer than 75% of the total number of meetings of the board of directors and of the committees of which the director was a member during 2015.

Our corporate governance guidelines provide that directors are expected to attend the annual meeting of stockholders. All members of our board of directors at the time of the 2015 annual meeting of stockholders attended the 2015 annual meeting.

The Board’s Role in Risk Oversight

Our board of directors is actively engaged in the oversight of risks we face and consideration of the appropriate responses to those risks. The audit committee of our board of directors periodically discusses risk management, including guidelines and policies to govern the process by which our exposure to risk is handled, with our senior management. The audit committee also reviews and comments on a periodic risk assessment performed by management. After the audit committee performs its review and comment function, it reports any significant findings to our board of directors. The board of directors is responsible for the oversight of our risk management programs and, in performing this function, receives periodic risk assessment and mitigation initiatives for information and approval as necessary.

Board Committees

Our board of directors has established five standing committees — audit, compensation, nominating and corporate governance, scientific review and strategic operations — each of which operates under a written charter that has been approved by our board of directors. Current copies of each committee’s charter are available on our website at www.emergentbiosolutions.com under “Investors — Governance.” Alternatively, you can request a copy of any of these documents by writing to Emergent BioSolutions Inc., Attn: Investor Relations, 400 Professional Drive, Suite 400, Gaithersburg, Maryland 20879.

Our board of directors has determined that all of the current members of each of the audit, compensation, and nominating and corporate governance committees are independent as defined under the rules of the NYSE, including, in the case of all current members of the audit committee, the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934 or the Exchange Act.

Audit Committee

The audit committee’s responsibilities include:

•	Appointing, approving the compensation of and assessing the independence of our Independent Registered Public Accounting Firm;

•	Overseeing the work of our Independent Registered Public Accounting Firm, including through the receipt and consideration of reports from our Independent Registered Public Accounting Firm;

•	Reviewing and discussing with management and the Independent Registered Public Accounting Firm our annual and quarterly financial statements and related disclosures;

•

Reviewing the type and presentation of information to be disclosed in the company’s earnings press releases, as well as financial information and earnings guidance provided to analysts, rating agencies and others;

•	Monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	Overseeing our internal audit function;

•	Assisting the board in overseeing our compliance with legal and regulatory requirements;

•	Periodically discussing our risk management policies, and reviewing and commenting on a periodic risk assessment by management;

•	Establishing policies regarding hiring employees from our Independent Registered Public Accounting Firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	Meeting independently with our internal auditing staff, Independent Registered Public Accounting Firm and management;

•	Reviewing and approving or ratifying any related person transactions; and

•	Preparing the audit committee report required by Securities and Exchange Commission rules, which is included beginning on page 23 of this proxy statement.

The members of our audit committee are General Joulwan, Dr. Harsanyi, Mr. Richard and Dr. Sullivan. Mr. White was also on the audit committee in 2015, but resigned his position from the committee in November 2015 in connection with his designation as prospective Chief Executive Officer of our planned spin-off company, Aptevo Therapeutics Inc. Dr. Harsanyi chairs the committee. Our board of directors has determined that each of the current members of the committee is “independent” in accordance with NYSE listing standards and that Dr. Harsanyi meets the criteria of the Securities and Exchange Commission for an “audit committee financial expert.” Our audit committee met nine times during 2015, either in person or by teleconference.

Compensation Committee

The compensation committee’s responsibilities include:

•	Annually reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers;

•	Determining the compensation of our chief executive officer and executive chairman;

•	Reviewing and approving the compensation of our other named executive officers;

•	Overseeing the evaluation of our senior executives;

•	Overseeing and administering our cash and equity incentive plans and employee stock purchase plan;

•	Reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included beginning on page 27 of this proxy statement; and

•	Preparing the compensation committee report required by Securities and Exchange Commission rules, which is included beginning on page 42 of this proxy statement.

The processes and procedures followed by our compensation committee in considering and determining executive compensation are described below under “Executive Compensation — Executive Compensation Processes.”

The members of our compensation committee are Dr. Bailey, General Joulwan, Dr. Niederhuber and Dr. Sullivan. Mr. White was also on the compensation committee in 2015, but resigned his position from the committee in November 2015 in connection with his designation as prospective Chief Executive Officer of our planned spin-off company, Aptevo Therapeutics Inc. Dr. Sullivan chairs the committee. Our board of directors has determined that each of the members of the committee is “independent” in accordance with NYSE listing standards. Our compensation committee met nine times during 2015, either in person or by teleconference.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee’s responsibilities include:

•	Identifying individuals qualified to become members of the board of directors;

•	Recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;

•	Reviewing and making recommendations to our board of directors with respect to director compensation;

•	Reviewing and making recommendations to the board of directors with respect to management succession planning;

•	Developing and recommending to the board of directors corporate governance principles;

•	Overseeing director education activities; and

•	Overseeing an annual evaluation of the board of directors.

The processes and procedures followed by our nominating and corporate governance committee in identifying and evaluating director candidates and in making recommendations regarding director compensation are described below under the headings “Director Nomination Process” and “Director Compensation,” respectively.

The members of our nominating and corporate governance committee are Dr. Bailey, General Joulwan, Mr. Richard and Dr. Sullivan. Mr. Richard chairs the committee. Our board of directors has determined that each of the members of the committee is “independent” in accordance with NYSE listing standards. Our nominating and corporate governance committee met eight times during 2015, either in person or by teleconference.

Scientific Review Committee

The scientific review committee’s responsibilities include:

•	Reviewing, evaluating and advising the board of directors regarding existing products and technology platforms;

•	Reviewing, evaluating and advising the board of directors regarding the priorities with respect to our research and development programs in light of corporate strategy; and

•	Providing advice and guidance to management with respect to proposed acquisitions, in-licensing, collaborations and alliances.

The members of our scientific review committee are Dr. Bailey, Dr. Harsanyi, Dr. Hauer, Dr. Niederhuber and Mr. White. Dr. Niederhuber chairs the committee. Our scientific review committee met five times during 2015, each time in person.

Strategic Operations Committee

The strategic operations committee’s responsibilities include evaluating and making recommendations to the board of directors with respect to:

•	Our mission, core strategy, strategic plan objectives/success criteria, and the strategic processes;

•	Significant acquisition and disposition opportunities;

•	Our financial plans and programs and capital structure;

•	Our corporate investment policies;

•	Our corporate social responsibility activities; and

•	Our corporate treasury policies.

The members of the strategic operations committee are Mr. Abdun-Nabi, Mr. El-Hibri, Dr. Harsanyi, Dr. Hauer, Mr. Richard, and Mr. White. Mr. El-Hibri chairs the committee. Our strategic operations committee met five times during 2015, either in person or by teleconference.

Director Nomination Process

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to members of our board of directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the board of directors.

In considering whether to recommend any particular candidate for inclusion in the board of director’s slate of recommended director nominees, our nominating and corporate governance committee considers the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for a prospective nominee. The committee does not have a formal policy with respect to diversity, but believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfil its responsibilities. Additionally, our corporate governance guidelines state that it is a goal of the board of directors to strive for diversity in the composition of the membership of the board of directors.

Stockholders may recommend to our nominating and corporate governance committee individuals for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Corporate Secretary, Emergent BioSolutions Inc., 400 Professional Drive, Suite 400, Gaithersburg, Maryland 20879. Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and corporate governance committee will evaluate candidates recommended by stockholders by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Governance Structure and Lead Director

In December 2011, the board of directors determined to separate the positions of chief executive officer and board chairman, appointing Mr. El-Hibri as executive chairman of the board and Mr. Abdun-Nabi as chief executive officer, effective April 1, 2012. Mr. El-Hibri previously served as our chief executive officer and chairman of our board of directors from June 2004 through March 2012. The board of directors believes this separate governance structure is optimal because it enables Mr. Abdun-Nabi to focus his entire energy on running the company while affording us the benefits of continued leadership and other contributions from Mr. El-Hibri.

Our corporate governance guidelines provide that in the event the chairman of our board of directors is not an independent director, a majority of the board’s independent directors may appoint an independent director, who has been nominated by the nominating and corporate governance committee, to serve as lead director. Because Mr. El-Hibri is not an independent director, our independent directors, based on the recommendation of the nominating and corporate governance committee, appointed Mr. Richard as the lead director in May 2014. As lead director, Mr. Richard serves as the presiding director at all executive sessions of our non-management or independent directors, facilitates communications between Mr. El-Hibri and other members of the board of directors, determines the need for special meetings of the board of directors and consults with Mr. El-Hibri on matters relating to corporate governance and board performance.

Communicating with the Board of Directors

Our board of directors will give appropriate attention to written communications that are submitted by stockholders and other interested parties and will respond if and as appropriate. The lead director, with the assistance of our corporate secretary, is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries to the other directors as the lead director considers appropriate.

Under procedures approved by a majority of our independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the lead director considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Stockholders and other interested parties who wish to send communications on any topic to our board of directors, lead director or independent directors as a group should address such communications to the Board of Directors, Lead Director or Independent Directors, as applicable, c/o Corporate Secretary, Emergent BioSolutions Inc., 400 Professional Drive, Suite 400, Gaithersburg, Maryland 20879. The Corporate Secretary will review all such correspondence and forward to the board, lead director or independent directors a summary and/or copies of any such correspondence that deals with the functions of the board or its committees or that he otherwise determines requires their attention.

STOCK OWNERSHIP INFORMATION

The following table sets forth information regarding the beneficial ownership of our common stock as of March 24, 2016 by (1) each of our directors and director nominees, (2) each named executive officer currently employed by the company, (3) all of our executive officers and directors as a group and (4) each stockholder known by us to beneficially own 5% or more of our outstanding common stock. There were 39,832,048 shares of our common stock outstanding on March 24, 2016.

Name of Beneficial Owner	Outstanding Shares Beneficially Owned(1)	Right to Acquire Beneficial Ownership(2)	Total Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Directors and director nominees
Dr. Sue Bailey	14,767	31,847	46,614	*
Zsolt Harsanyi, Ph.D.	14,767	31,367	46,134	*
Jerome Hauer	—	7,834	7,834	*
George Joulwan	5,167	10,967	16,134	*
John E. Niederhuber, M.D.	16,567	39,767	56,334	*
Ronald B. Richard	—	84,167	84,167	*
Louis W. Sullivan, M.D.	14,767	98,567	113,334	*
Marvin White	16,567	11,433	28,000	*
Named executive officers
Fuad El-Hibri(3)	5,673,559	337,854	6,011,413	15.0%
Daniel J. Abdun-Nabi(4)	106,067	327,576	433,643	*
Robert G. Kramer	45,188	76,655	121,843	*
Adam Havey	18,851	48,800	67,651	*
All executive officers and directors as a group (12 persons)	5,926,267	1,106,834	7,033,101	17.2%
5% or greater stockholders
Vanguard Group(5)	2,888,089	—	2,888,089	7.3%
BlackRock, Inc.(6)	2,992,302	—	2,992,302	7.5%
Intervac, L.L.C.	4,344,250	—	4,344,250	10.9%

*	Represents beneficial ownership of less than 1% of common stock.

(1)	Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of our common stock. The information set forth in the table above is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares. Except as otherwise noted, to our knowledge, the persons and entities named in the table above have sole voting and investment power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated, the address of each of the beneficial owners named in the table above is c/o Emergent BioSolutions Inc., 400 Professional Drive, Suite 400, Gaithersburg, Maryland 20879. Percentage ownership calculations are based on 39,832,048 shares of common stock outstanding as of March 24, 2016.

(2)	Consists of shares of common stock subject to stock options exercisable as of, or within 60 days of March 24, 2016, and shares of common stock issuable under restricted stock unit awards that vest within 60 days of March 24, 2016. Shares of common stock subject to stock options that are exercisable as of or within 60 days of March 24, 2016 and shares of common stock issuable under restricted stock unit awards that vest within 60 days of March 24, 2016 are deemed to be outstanding and beneficially owned by the person holding the option or restricted stock unit for the purpose of calculating the percentage ownership of that person, but are not deemed outstanding for the purpose of calculating the percentage ownership of any other person.

(3)	Mr. El-Hibri has a beneficial ownership interest in 6,011,413 shares of our common stock through his direct holdings in certain entities, his vested restricted stock units and stock options, and shares held by trusts indirectly controlled by Mr. El-Hibri, which represent approximately 15.0% of our outstanding common stock. In accordance with the rules and regulations of the SEC, Mr. El-Hibri’s beneficial ownership is deemed to consist of the following shares of our common stock:

•	2,350,331 shares held by Intervac, L.L.C.;

•	1,524,155 shares held by BioVac, L.L.C.;

•	1,799,073 shares held directly by Mr. El-Hibri; and

•	337,854 shares of common stock subject to stock options exercisable within 60 days of March 24, 2016.

For more information regarding beneficial ownership and voting of these shares, see “Certain Stockholder Ownership” below.

(4)	Includes 2,000 shares held by Mr. Abdun-Nabi’s children, as to which Mr. Abdun-Nabi disclaims beneficial ownership. Also includes 79,951 shares pledged as security.

(5)	Based on information provided in a Schedule 13G/A that was filed with the SEC on February 11, 2016 by The Vanguard Group, Inc., The Vanguard Group, Inc. reported sole voting power with respect to 2,888,089 shares, sole dispositive power with respect to 2,827,209 shares and shared dispositive power with respect to 60,880 shares of our common stock as of December 31, 2015. Aggregate beneficial ownership reported by The Vanguard Group, Inc. is on a consolidated basis and includes shares beneficially owned by the following wholly-owned subsidiaries of The Vanguard Group, Inc., none of which beneficially owns 5% or greater of the outstanding shares of our common stock: Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(6)

Based on information provided in a Schedule 13G/A that was filed with the SEC on February 10, 2016 by BlackRock, Inc., BlackRock, Inc. is the beneficial owner of 2,992,302 shares of our common stock and has sole voting power with respect to 2,903,068 shares of our common stock and sole dispositive power with respect to 89,234 shares of our common stock as of December 31, 2015. Aggregate beneficial ownership reported by BlackRock, Inc. is on a consolidated basis and includes shares beneficially owned by the following subsidiaries of BlackRock, Inc., none of which beneficially owns 5% or greater of the outstanding shares of our common stock: BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Ireland Limited; BlackRock Asset Management Schweiz AG; BlackRock Financial Management, Inc; BlackRock Fund Advisors; BlackRock Institutional Trust Company, N.A.;

BlackRock International Limited; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Limited; BlackRock Investment Management, LLC; and BlackRock Japan Co. Ltd. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10022.

Certain Stockholder Ownership

Mr. El-Hibri and his wife, as tenants by the entirety, hold 89.2% of the ownership interests in BioVac, L.L.C. and have the power to vote and dispose of all shares of our common stock held by BioVac. Mr. El-Hibri disclaims beneficial ownership of these shares for purposes of Section 16 of the Exchange Act or otherwise, except to the extent of his pecuniary interest in 1,359,546 shares.

Mr. El-Hibri’s holdings through Intervac, L.L.C. include 1,638,403 shares of our common stock held by Mr. El-Hibri and his wife, as tenants by the entirety, through their 37.7% equity interest in Intervac, L.L.C.; 127,721 shares held by Mr. El-Hibri’s wife; and 584,207 shares held by trusts indirectly controlled by Mr. El-Hibri or his wife. Mr. El-Hibri disclaims beneficial ownership, for purposes of Section 16 of the Exchange Act or otherwise, of those shares held solely by his wife and those shares held by the trusts.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors, and holders of more than 10% of our common stock file reports of ownership and changes in ownership with the SEC and provide us with copies of such reports. We have reviewed such reports received by us and written representations from our directors and executive officers. Based solely on such review, we believe that all ownership reports were timely filed during 2015, except for one late filing of a Form 4 for Fuad El-Hibri with respect to two transactions.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL 1 — ELECTION OF DIRECTORS

Background

At the 2016 annual meeting, stockholders will have an opportunity to vote for the election of Fuad El-Hibri and Ronald B. Richard to serve as Class I directors. The company’s bylaws provide for the election of directors by a plurality of the votes cast by the stockholders at the annual meeting. If elected, the terms of each of these two director nominees would expire at the 2019 annual meeting of stockholders. The persons named in our proxy card will vote to elect these two nominees as Class I directors, unless you withhold authority to vote for the election of any or all of these nominees by indicating as such in your proxy. Each of the nominees has indicated his or her willingness to serve, if elected. However, if any of the nominees should be unable or unwilling to serve, the proxies may be voted for a substitute nominee designated by our board of directors, or our board of directors may reduce the number of directors.

Board Recommendation

The Board of Directors recommends a vote “FOR” the election of each of the Class I director nominees.

DIRECTORS AND NOMINEES

The following paragraphs provide information as of the date of this proxy statement about each Class I director nominee and each member of our board of directors whose term continues after the 2016 annual meeting. The information presented includes information about each such director, including age, all positions and offices held with us, length of service as a director, principal occupation and employment for the past five years and the names of other publicly held companies of which he or she has served as a director during the past five years. For information about the number of shares of common stock beneficially owned by our directors as of March 24, 2016, please see “Stock Ownership Information” beginning on page 12.

Terms to Expire at the 2016 Annual Meeting (Class I Director Nominees)

Fuad El-Hibri, age 58, a director since 2004

Mr. El-Hibri has served as the executive chairman of our board of directors since April 2012. From June 2004 to March 2012, Mr. El-Hibri served as chief executive officer and as chairman of our board of directors. Mr. El-Hibri previously served as president from March 2006 to April 2007. Mr. El-Hibri served as chief executive officer and chairman of the board of directors of BioPort Corporation from May 1998 until June 2004, when, as a result of our corporate reorganization, BioPort became a wholly owned subsidiary of Emergent BioSolutions and was subsequently renamed as Emergent BioDefense Operations Lansing Inc. Mr. El-Hibri is chairman of East West Resources Corporation, a venture capital and business consulting firm, a position he has held since June 1990. He served as president of East West Resources from September 1990 to January 2004. Mr. El- Hibri is a member of the board of directors of the U.S. Chamber of Commerce, a member of the advisory board of the Yale Healthcare Conference, a member of the board of directors of the International Biomedical Research Alliance, an academic joint venture among the National Institutes of Health, or NIH, Oxford University and Cambridge University. He also serves as chairman of the El-Hibri Foundation. Mr. El-Hibri has also served as a member of the board of trustees of American University from 2004 to 2010. Mr. El-Hibri received a master’s degree in public and private management from Yale University and a B.A. in economics from Stanford University. We believe Mr. El-Hibri’s qualifications to serve on our board of directors include his service on other boards as well as his prior business experience, including as our chief executive officer and a director.

Ronald B. Richard, age 60, a director since 2005

Mr. Richard has served as a director since January 2005. Mr. Richard has served as the president and chief executive officer of the Cleveland Foundation, the nation’s oldest community foundation, since June 2003. From August 2002 to February 2003, Mr. Richard served as president of Stem Cell Preservation, Inc., a start-up medical research company. After leaving Stem Cell Preservation and prior to joining Emergent BioSolutions, Mr. Richard served as a strategic business advisor for IGEN International, Inc., a biotechnology company. Mr. Richard served as chief operating officer of In-Q-Tel, a venture capital fund that provides technologies to the Central Intelligence Agency, from March 2001 to August 2002. Prior to joining In-Q-Tel, Mr. Richard served in various senior management positions at Matsushita Electric (Panasonic), a consumer electronics company. Mr. Richard is a former U.S. foreign service officer. He served in Osaka/Kobe, Japan and as a desk officer for North Korean, Greek and Turkish affairs at the U.S. Department of State in Washington, D.C. Mr. Richard previously served as chairman of the board of trustees of the International Biomedical Research Alliance, an academic joint venture among the NIH, Oxford University and Cambridge University. Mr. Richard received an M.A. in international relations from Johns Hopkins University School of Advanced International Studies and a B.A. in history from Washington University. He holds honorary doctorates in humane letters from Notre Dame College and Baldwin Wallace College. We believe Mr. Richard’s qualifications to serve on our board of directors include his past and current industry experience, including his prior senior management positions, including positions in the biotechnology industry.

Terms to Expire at the 2017 Annual Meeting (Class II Directors)

Zsolt Harsanyi, Ph.D., age 71, a director since 2004

Dr. Harsanyi has served as a director since August 2004. Dr. Harsanyi has served as chairman of the board of N-Gene Research Laboratories, Inc., a privately-held biopharmaceutical company, since March 2011. Prior to that, Dr. Harsanyi served as chief executive officer and chairman of the board of directors of Exponential Biotherapies Inc., a private biotechnology company, from December 2004 to February 2011. Dr. Harsanyi served as president of Porton International plc, a pharmaceutical and vaccine company, from January 1983 to December 2004. Dr. Harsanyi was a founder of Dynport Vaccine Company LLC in September 1996. Prior to joining Porton International, Dr. Harsanyi was vice president of corporate finance at E.F. Hutton, Inc. Previously, Dr. Harsanyi directed the first assessment of biotechnology for the U.S. Congress’ Office of Technology Assessment, served as a consultant to the President’s Commission for the Study of Ethical Problems in Medicine and Biomedical and Behavioral Research and was on the faculties of Microbiology and Genetics at Cornell Medical College. Dr. Harsanyi received a Ph.D. from Albert Einstein College of Medicine and a B.A. from Amherst College. We believe Dr. Harsanyi’s qualifications to serve on our board of directors include his industry experience, including his senior executive and financial positions.

General George Joulwan (Ret.), age 76, a director since 2013

General George A. Joulwan (Ret.) has served as a director since July 2013. General Joulwan’s distinguished military career spans 36 years from 1961 to his retirement in 1997. In 1998 General Joulwan founded, and currently serves as president of, One Team, Inc., which provides business consulting services. Previously, General Joulwan served as a director of General Dynamics Corporation from 1998 through 2012, and currently serves on several private company and charitable boards. He was a professor at the United States Military Academy at West Point and served on the Board of Trustees for the United States Military Academy. General Joulwan was a professor of National Security Strategy at the National Defense University. General Joulwan is a graduate of West Point Academy and holds a Master’s degree in Political Science and an Honorary Doctor of Law degree from Loyola University in Chicago. As a retired U.S. Army general, we believe General Joulwan brings a unique perspective to our board. Through his extensive and distinguished military career, he has developed critical leadership and management skills that we believe make him a significant contributor to our board. In addition, we believe General Joulwan’s foreign policy experience, knowledge of the government and the military provide valuable insight into international defense markets and the global defense industry.

Louis W. Sullivan, M.D., age 82, a director since 2006

Dr. Sullivan has served as a director since June 2006. Dr. Sullivan has served as president emeritus of Morehouse School of Medicine since July 2002. Dr. Sullivan served as president of Morehouse School of Medicine from 1981 to 1989 and from 1993 to 2002. From 1989 to 1993, Dr. Sullivan was Secretary of the Department of Health and Human Services. Dr. Sullivan serves on the boards of directors of United Therapeutics Corporation, and Henry Schein, Inc., both publicly held biotechnology companies. He was a founder and chairman of Medical Education for South African Blacks, Inc., a trustee of Africare, a director of the National Center on Addiction and Substance Abuse at Columbia University and chairman of the board of trustees of the National Health Museum, a non-profit institution developing a museum of health sciences. Dr. Sullivan received his M.D. from Boston University and a B.S. from Morehouse College. We believe Dr. Sullivan’s qualifications to serve on our board of directors include his extensive service on various other boards and service with public institutions, as well as his medical background and prior senior positions in other organizations.

Marvin L. White, age 54, a director since 2010

Mr. White has served as a director since June 2010. Since April 2014, Mr. White has served as president and chief executive officer of The MLW Advisory Group, LLC, a management advisory company targeting the needs of healthcare and related companies. From 2008 to 2014, Mr. White served as system vice president and chief financial officer of St. Vincent Health, and was responsible for finance, materials management, accounting, patient financial services and managed care for all 19 hospitals and 36 joint ventures. Prior to joining St. Vincent Health in 2008, Mr. White was executive director and chief financial officer of LillyUSA, a subsidiary of Eli Lilly and Company, where he also held leadership positions in Corporate Finance and Investment Banking in the Corporate Strategy Group. He serves on the boards of CoLucid Pharmaceuticals, Inc., WP Glimcher and OneAmerica Financial Insurance Partners, Inc., and has been active with Saving Orphans through Healthcare and Outreach (SOHO) and with the United Way. Mr. White earned his B.A. in Accounting from Wilberforce University and an M.B.A. in Finance from Indiana University. We believe Mr. White’s prior and current financial experience and service on other boards make him strongly qualified to serve on our board of directors.

Terms to Expire at the 2018 Annual Meeting (Class III Directors)

Daniel J. Abdun-Nabi, age 61, a director since 2009

Mr. Abdun-Nabi has served as our president and chief executive officer since April 2012. From May 2007 to March 2012, Mr. Abdun-Nabi served as our president and chief operating officer. Mr. Abdun-Nabi previously served as our secretary from December 2004 to January 2008, our senior vice president, corporate affairs and general counsel from December 2004 to April 2007 and our vice president and general counsel from May 2004 to December 2004. Mr. Abdun-Nabi served as general counsel for IGEN International, Inc., a biotechnology company, and its successor BioVeris Corporation, from September 1999 to May 2004. Prior to joining IGEN, Mr. Abdun-Nabi served as senior vice president, legal affairs, general counsel and secretary of North American Vaccine, Inc. He is the Chairman of the Maryland Life Sciences Advisory Board. Mr. Abdun-Nabi received a Master of Law in Taxation from Georgetown University Law Center, a J.D. from the University of San Diego School of Law and a B.A. in political science from the University of Massachusetts, Amherst. We believe Mr. Abdun-Nabi’s qualifications to serve on our board of directors include his extensive experience in senior management positions and his demonstrated business judgment, including his long service as a senior executive of our company.

Dr. Sue Bailey, age 72, a director since 2007

Dr. Bailey has served as a director since June 2007. Dr. Bailey served as a news analyst for NBC Universal, a media and entertainment company, from November 2001 to August 2006. Previously, Dr. Bailey served as Administrator, National Highway Traffic Safety Administration, as Assistant Secretary of Defense (Health Affairs) and as Deputy Assistant Secretary of Defense (Clinical Services). Dr. Bailey is a former faculty member at Georgetown Medical School and U.S. Navy officer, having achieved the rank of Lt. Commander, U.S. Navy Reserve. Dr. Bailey received her D.O. from Philadelphia College of Osteopathic Medicine and a B.S. from the University of Maryland. We believe Dr. Bailey’s qualifications to serve on our board of directors include her medical background and prior senior positions in government.

Dr. Jerome Hauer, age 64, a director since 2015

Dr. Hauer has served as a director since January 2015. He previously served on our board of directors from May 2004 to October 2011. Currently, Dr. Hauer is a principal at The Chertoff Group in Washington, D.C., an adjunct professor at the Walsh School of Foreign Service, Georgetown University and a visiting professor at Cranfield University/Defence Academy of the United Kingdom. Before joining the Chertoff Group, Dr. Hauer served from January 2012 until December 2014 as the Commissioner, New York State Division of Homeland Security and Emergency Services and Chairman of the Executive Committee on Counterterrorism. Formerly, Dr. Hauer served as chief executive officer of The Hauer Group from 2006 to 2011 and as senior vice president and co-chair of the homeland security practice of Fleishman-Hillard Government Relations from January 2005 to March 2006. Prior to joining Fleishman-Hillard, Dr. Hauer served as acting assistant secretary for the office of public health emergency preparedness, U.S. department of health and human services, or HHS, from June 2002 to November 2003 and as director of the office of public health preparedness of HHS from May 2002 to June 2002. Dr. Hauer served as the first director of the New York City Mayor’s Office of Emergency Management under Mayor Rudolph Giuliani. He also served as the director of Emergency Medical Services and Emergency Management as well as director of the Department of Fire and Buildings for the State of Indiana under Governor Evan Bayh. Dr. Hauer holds a Ph.D. from Cranfield University/Defence Academy of the United Kingdom. He received an M.H.S. in public health from Johns Hopkins University School of Hygiene and Public Health and a B.A. from New York University. We believe Dr. Hauer’s qualifications to serve on our board of directors include his significant experience in various governmental and public health organizations, as well as his experience on other boards.

Dr. John E. Niederhuber, age 77, a director since 2010

Dr. Niederhuber has served as a director since August 2010. He previously served as the director of the National Cancer Institute (NCI), the National Institutes of Health from 2006 to 2010. Dr. Niederhuber joined the Inova Health System in August 2010 as Executive Vice President and CEO of the Inova Translational Medicine Institute. Dr. Niederhuber is also an adjunct professor of surgery and oncology at the Johns Hopkins University School of Medicine. He currently serves on the board of directors of PierianDX, St. Louis, Mo., a genomics analytics company. Prior to joining NCI, Dr. Niederhuber was Director of the University of Wisconsin Comprehensive Cancer Center and professor of surgery and oncology (member of the McArdle Laboratory) at the University of Wisconsin School of Medicine from 1997 to 2005. He chaired the Department of Surgery at Stanford University School of Medicine from 1991 to 1997 and held professorships at the Johns Hopkins University School of Medicine from 1987 to 1991 and at the University of Michigan from 1973 to 1987. Dr. Niederhuber is a graduate of Bethany College in Bethany, West Virginia and the Ohio State University School of Medicine. He trained in general surgery at the University of Michigan. We believe that Dr. Niederhuber’s medical background in oncology, his laboratory research in immunology and cancer biology, and his extensive leadership experience in public and government institutions make him uniquely qualified to serve on our board of directors.

DIRECTOR COMPENSATION

The compensation of our directors is established by our nominating and corporate governance committee based on market practice information provided by our independent compensation consultant Willis Towers Watson, formerly Towers, Watson. This compensation is periodically reviewed with respect to cash retainers, meeting fees and equity incentives. The following table sets forth information for the fiscal year ended December 31, 2015 regarding the compensation of our directors who are not also named executive officers.

Name	Fees Earned or Paid in Cash	Stock Awards[1]	Option Awards[1]		All Other Compensation	Total
Dr. Sue Bailey	$76,669	$295,066	$	N/A	$—	$371,735
Zsolt Harsanyi, Ph.D	$103,900	$295,066	$	N/A	$—	$398,966
Jerome Hauer	$66,496	$491,973		$131,016	$—	$689,485
General A. George Joulwan	$78,914	$295,066	$	N/A	$—	$373,980
John E. Niederhuber, M.D.	$81,500	$295,066	$	N/A	$—	$376,566
Ronald B. Richard	$132,500	$295,066	$	N/A	$—	$427,566
Louis W. Sullivan, M.D.	$91,465	$295,066	$	N/A	$—	$386,531
Marvin White[2]	$92,921	$295,066	$	N/A	$8,000	$395,987

(1)	The amounts in the “Stock Awards” and “Option Awards” columns reflect the grant date fair value of equity awards granted to the directors named in the table above for the fiscal year ended December 31, 2015, calculated in accordance with SEC rules. The assumptions we used to calculate these amounts are discussed in Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015. As of December 31, 2015, Dr. Bailey, Dr. Harsanyi, Mr. Hauer, Gen. Joulwan, Dr. Niederhuber, Mr. Richard, Dr. Sullivan and Mr. White held outstanding stock options to purchase 45,400, 31,000, 14,100, 13,000, 41,800, 81,400, 125,499 and 41,800 shares of our common stock and restricted stock units with respect to 13,733, 16,450, 13,733, 14,333, 13,733, 13,733, 13,733 and 13,733 shares of our common stock, respectively.

(2)	On November 11, 2015, the company and Mr. White entered into a consulting agreement pursuant to which Mr. White is to provide consulting services consisting of strategy, advice and guidance in connection with the company’s planned spin-off of its biosciences business. During the term of the consulting agreement, Mr. White is to receive a consulting fee of: $5,000 per month through December 31, 2015; $10,000 per month from January 1, 2016 until March 31, 2016; and $15,000 per month thereafter and be reimbursed for his reasonable out-of-pocket expenses, subject to a limit of $120,000. For the year ended December 31, 2015, Mr. White earned $8,000 in fees under this consulting agreement.

Under our director compensation program, non-employee directors receive the compensation set forth in the table below. We also reimburse our non-employee directors for out-of-pocket expenses incurred in connection with attending our board and committee meetings.

Element	Program 2015	Program 2016
Annual Retainer	$55,000	$55,000
Lead Director Additional Retainer	$30,000	$30,000
Board Meeting Fees	None	None
Committee Meeting Fees	None	None
Committee Chair Additional Retainer	$25,000 – Audit, Strategic Operations $17,500 – Other[1]	$25,000 – Audit, Strategic Operations $17,500 – Other[1]
Committee Member Additional Retainer	$15,000 – Audit, Strategic Operations[2] $9,000 – Other	$15,000 – Audit, Strategic Operations[2] $9,000 – Other
Annual Equity Awards	9,400 RSUs[3,4]	$250,000 in RSUs per director[4,5]
Initial Election Equity Awards	14,100 options[6] 7,050 RSUs[4]	$375,000 in RSUs per director[4,5]

[1]	Other includes: Compensation, Nominating and Corporate Governance and Scientific Review. There is no additional cash retainer for the Chair of the Strategic Operations Committee (Fuad El-Hibri).

[2]	Employee directors (Fuad El-Hibri and Daniel Abdun-Nabi) do not receive additional cash retainers for service on the Strategic Operations Committee.

[3]	In March 2015, the nominating and corporate governance committee reviewed our annual equity grant practices and, based upon market practice and the recommendation of Willis Towers Watson, determined to amend the program to provide for annual equity grants consisting solely of 9,400 restricted stock units. Grants of restricted stock units are made by the board of directors effective on the date of the annual meeting of stockholders, provided that the director continues serving as a director after the annual meeting and has served on our board of directors for at least six months.

[4]	The restricted stock units vest in three equal instalments on the first, second and third annual anniversaries of the date of grant.

[5]	In March 2016, the nominating and corporate governance committee reviewed our annual equity grant practices and, based upon market practice and the recommendation of Willis Towers Watson, determined to amend the program for the equity component to be changed to value based from unit based. Grants of restricted stock units are made by the board of directors effective on the date of the annual meeting of stockholders, provided that the director continues serving as a director after the annual meeting and has served on our board of directors for at least six months.

[6]	The stock options vest in three equal instalments on the first, second and third annual anniversaries of the date of grant. The stock options have exercise prices equal to the closing sales price per share of our common stock on the NYSE on the trading day immediately preceding the date of grant. Options granted prior to 2012 expire ten years from the date of grant. Options granted in 2012 and after expire seven years from the date of grant.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP currently serves as our Independent Registered Public Accounting Firm. After consideration of the firm’s qualifications and past performance, the audit committee has appointed Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2016.

Under New York Stock Exchange and Securities and Exchange Commission rules and the audit committee charter, the audit committee is directly responsible for the selection, appointment, compensation, and oversight of the company’s Independent Registered Public Accounting Firm and is not required to submit this appointment to a vote of the stockholders. Our board of directors, however, considers the appointment of our Independent Registered Public Accounting Firm to be an important matter of stockholder concern and is submitting the appointment of Ernst & Young for ratification by our stockholders as a matter of good corporate practice. One or more representatives of Ernst & Young is expected to be present at the annual meeting and will have an opportunity to make a statement and respond to appropriate questions from stockholders. In the event that our stockholders fail to ratify the appointment of Ernst & Young, it will be considered as a direction to the audit committee to consider the appointment of a different firm. Even if the appointment is ratified, the audit committee in its discretion may select a different Independent Registered Public Accounting Firm at any time during the year if it determines that such a change would be in the best interests of the company and its stockholders.

Required Vote and Board Recommendation

Ratification of the appointment of Ernst & Young as our Independent Registered Public Accounting Firm requires the affirmative vote of the majority of votes cast on such matter at the annual meeting. Abstentions will have no effect on the matter.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP.

AUDIT COMMITTEE REPORT

The audit committee has reviewed our audited financial statements for the fiscal year ended December 31, 2015 and discussed them with our management and our Independent Registered Public Accounting Firm.

The audit committee also has received from, and discussed with, our Independent Registered Public Accounting Firm various communications that our Independent Registered Public Accounting Firm is required to provide to the audit committee, including the matters required to be discussed by the Statement on Auditing Standards No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board.

The audit committee has received the written disclosures and the letter from our Independent Registered Public Accounting Firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the Independent Registered Public Accounting Firm’s communications with the audit committee concerning independence, and has discussed with our Independent Registered Public Accounting Firm their independence.

Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015.

By the Audit Committee of the Board of Directors of

Emergent BioSolutions Inc.

Zsolt Harsanyi, Ph.D., Chair

General George A. Joulwan

Ronald B. Richard

Louis W. Sullivan, M.D.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Registered Public Accounting Firm’s Fees

The following table summarizes the fees of Ernst & Young LLP, our Independent Registered Public Accounting Firm, billed to us for each of the last two fiscal years for audit and other services. For 2015, audit fees include an estimate of amounts not yet billed. None of the fees described in the following table were approved using the “de minimis exception” under SEC rules.

	December 31,
	2015	2014
Audit Fees	$4,190,865	$2,623,906
Audit-Related Fees	15,995	69,195
Tax Fees	892,805	695,730
All Other Fees	—	—

	$5,099,665	$3,388,831

Audit Fees.    Audit fees consist of fees for the audit of our consolidated financial statements and other professional services provided in connection with statutory and regulatory filings or engagements, along with fees in connection with financing transactions. In addition, Audit Fees for fiscal 2015 include fees associated with the audits of the biosciences business which we plan to spin-off in 2016.

Audit-related fees.    Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit, the review of our financial statements and acquisition-related services, which are not reported under “Audit Fees.”

Tax Fees.    Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation of tax returns and claims for refunds, accounted for $117,015 of the total tax fees billed in 2015 and $86,473 of the total tax fees billed in 2014. Tax advice and tax planning services relate to assistance with tax credit and deduction studies and calculations, tax advice related to acquisitions, and dispositions including spin-offs and audit support.

Pre-Approval Policies and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our Independent Registered Public Accounting Firm. These policies generally provide that we will not engage our Independent Registered Public Accounting Firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to the pre-approval procedures described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our Independent Registered Public Accounting Firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our board of directors has determined to provide our stockholders the opportunity to vote each year to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.

Our executive compensation programs are designed to attract, motivate, and retain executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders.

The “Executive Compensation” section of this proxy statement beginning on page 27, including “Compensation Discussion and Analysis” beginning on page 27 describes in detail our executive compensation programs and the decisions made by the compensation committee and the board of directors with respect to 2015. Highlights of our executive compensation program include the following:

•	Pay should be linked to performance;

•	Compensation opportunities should be competitive with similarly-sized, commercial biopharmaceutical, diagnostics and medical device companies;

•	The equity compensation program should align executive interests with those of stockholders; and

•	Supplemental benefits and perquisites should be limited and used selectively in specific circumstances to attract and retain executives.

As we describe in the “Compensation Discussion and Analysis” section of this proxy statement, our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with those of our stockholders. The board of directors believes this link between compensation and the achievement of our near- and long-term business goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.

Pursuant to Section 14A of the Securities Exchange Act, our board of directors is asking stockholders to approve an advisory vote on the following resolution:

RESOLVED, that the compensation paid to Emergent BioSolutions Inc.’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding. Although the vote is non-binding, our compensation committee and board of directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Vote Required and Board Recommendation

Approval of Proposal 3 requires the affirmative vote of the majority of the votes cast on such matter at the annual meeting. Abstentions will have no effect on the matter. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote on this proposal for your shares to be counted on this proposal.

The board of directors recommends a vote “FOR” the approval of the compensation of our named executive officers.

IDENTIFICATION OF EXECUTIVE OFFICERS

Set forth below is information regarding the positions, ages and business experience of each of our executive officers as of March 24, 2016.

Name	Age	Position

Fuad El-Hibri	58	Executive Chairman

Daniel J. Abdun-Nabi	61	President and Chief Executive Officer

Robert G. Kramer	58	Executive Vice President, Corporate Services Division, Chief Financial Officer and Treasurer

Adam Havey	45	Executive Vice President and President, Biodefense Division

Fuad El-Hibri.    For more information about Mr. El-Hibri, please see his biography under the caption “Directors and Nominees.”

Daniel J. Abdun-Nabi.    For more information about Mr. Abdun-Nabi, please see his biography under the caption “Directors and Nominees.”

Robert G. Kramer.    Mr. Kramer has served as our executive vice president, corporate services division since September 2012 and as chief financial officer since December 2012. He is responsible for finance and administration, IT, investor relations, quality, regulatory affairs and medical affairs. Mr. Kramer first joined Emergent in 1999 as its chief financial officer. From 1999 until his retirement in 2010, he held various executive positions with the last being president of Emergent Biodefense Operations Lansing. Mr. Kramer returned to the company in 2011 as the interim head of the biosciences division, and then as interim executive vice president, corporate services division before taking his current position. Prior to joining Emergent in 1999, Mr. Kramer held various financial management positions at Pharmacia Corporation, which subsequently merged with the Upjohn Company in 1995 and eventually became part of Pfizer Inc. Mr. Kramer received an M.B.A. from Western Kentucky University and a B.S. in industrial management from Clemson University.

Adam Havey.    Mr. Havey has served as our executive vice president and president, biodefense division since March 2011. Mr. Havey previously served as president of Emergent Biodefense Operations Lansing LLC from January 2009 to February 2011; vice president of business operations from November 2007 to December 2008; and senior director of manufacturing development from June 2006 to November 2007. Mr. Havey received a B.S. in chemical engineering from Michigan State University.

EXECUTIVE COMPENSATION

Executive Compensation Processes

The compensation committee has implemented an annual review program for our executive officers pursuant to which the committee determines annual salary increases, annual cash bonus amounts and annual equity awards granted to our executive officers. Our chief executive officer and senior vice president of human resources prepare compensation recommendations regarding the compensation of each of our executive officers, other than the executive chairman of the board and the chief executive officer, and present these recommendations to the compensation committee for approval. The compensation committee evaluates the overall performance of the chief executive officer and the other executive officers other than the executive chairman based on achievement of corporate goals and objectives, achievement of individual goals, performance of job responsibilities and demonstration of behavioral competencies. The compensation committee then makes individual compensation decisions for the chief executive officer and the executive officers other than the executive chairman based on these evaluations and competitive market data. The compensation committee evaluates the overall performance of the executive chairman based on performance of job responsibilities and makes compensation decisions for the executive chairman based on this evaluation and competitive market data.

The board of directors has delegated to our chief executive officer and our executive chairman the authority to grant stock options and restricted stock units to employees under our Third Amended and Restated 2006 Stock Incentive Plan. Neither our chief executive officer nor our executive chairman has authority to grant options or restricted stock units to himself, to any other director or executive officer, to any other officer or other person whose compensation is determined by the compensation committee, or to any person whom the board of directors or the compensation committee may from time to time designate in writing. In addition, neither the chief executive officer nor the executive chairman has authority to grant, in the aggregate, options and restricted stock units with respect to more than 2,000,000 shares of common stock in any fiscal year or to grant to any person, in any one fiscal year, options and restricted stock units with respect to more than 1,000,000 shares of common stock, in each case as counted against the maximum aggregate number of shares of common stock available for issuance under our Third Amended and Restated 2006 Stock Incentive Plan.

The compensation committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. During 2015, the compensation committee retained Willis Towers Watson as an outside compensation consultant to advise the compensation committee on market compensation practices and the implementation of public company compensation programs and policies and to review recommendations from management on compensation matters. The compensation committee met with the compensation consultant four times in 2015 and three times in 2016 at the time salary, annual bonus targets and equity award guidelines were being considered for the chief executive officer and our other executive officers. This compensation consultant performed executive compensation services in support of the compensation committee. This compensation consultant also collected competitive market data for specific positions and researched market practices on compensation plan and design for the company during 2015. The compensation consultant’s services for the compensation committee and the company during 2015 and 2016 have not raised a conflict of interest.

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses the principles underlying our executive compensation programs, policies and decisions and the most important factors relevant to an analysis of these programs, policies and decisions. It provides qualitative information regarding the manner and context in which compensation is earned by and awarded to our executives and is intended to place in perspective the data presented in the tables and narrative that follow.

The compensation committee of our board of directors oversees our executive compensation programs. In this role, the compensation committee reviews and approves all compensation decisions relating to our named executive officers. The compensation committee has hired Willis Towers Watson as its independent compensation consultant to provide competitive compensation data and assist with the implementation of various aspects of our base salary determinations, annual bonus plan, long-term incentive program and other executive compensation decisions from time to time. Willis Towers Watson provides data and advice that the compensation committee considers in making its decisions.

Executive Summary

In 2015, we had a strong year, as evidenced by the following key accomplishments:

•	Achieved revenue of $522.8 million, a 16% increase over 2014;

•	Achieved net income of $62.9 million, a 71% increase over 2014;

•	Announced plan to implement tax-free spin-off of Aptevo Therapeutics (the company’s Biosciences business) into a separate, publicly traded company, targeted for mid-2016;

•	Launched a new platform technology, Emergard™, the company’s military-grade auto-injector device for chemical threats being sold in international markets;

•	Received three approvals from the U.S. Food and Drug Administration (FDA):

•	Expansion of the BioThrax® (Anthrax Vaccine Adsorbed) label to include post-exposure prophylaxis (PEP) against anthrax disease; the first vaccine to be licensed using the FDA Animal Rule,

•	IXINITY®, a recombinant factor IX treatment for Hemophilia B, and

•	Anthrasil™, an immune globulin for the treatment for inhalational anthrax.

•	Secured over $95 million in new multi-year contract and grant funding, including the following:

•

$20 million in multiple contracts with the Biomedical Advanced Research and Development Authority, or BARDA, to manufacture Ebola monoclonal antibodies, including the company’s first awarded task order under the Center for Innovation in Advanced Development and Manufacturing program,

•	A $44 million CDC contract to further supply the strategic national stockpile with the company’s Vaccinia Immune Globulin product, and

•	A $31 million BARDA contract for the advanced development of NuThrax™ (anthrax vaccine adsorbed with CPG 7909 adjuvant), the company’s next generation anthrax vaccine candidate.

•

Initiated a Phase 1 clinical trial for MOR209/ES414, an immunotherapeutic protein built on our ADAPTIR™ platform technology and targeting prostate cancer, which is being developed in collaboration with MorphoSys AG; and

•	Continued progress towards achieving licensure of Building 55, our large-scale vaccine manufacturing facility in Lansing, Michigan.

Our compensation committee conducted a thorough review of our overall compensation program in 2014 and adopted the following guiding principles:

•	Achieve simplicity and transparency;

•	Maintain fairness and equity;

•	Attract and retain top talent;

•	Reward teamwork; and

•	Employ disciplined use of equity.

To align with these principles, we approved key changes to several of our programs. These included:

•	Re-aligning our annual incentive program, effective January 1, 2015, to better support our current business structure;

•	Increasing our stock ownership guidelines for non-employee directors to better align with market practices; and

•	Updating our methodology for benchmarking our executive chairman’s compensation to consider factors specific to his role.

In addition to the changes outlined above, we continue to be committed to ongoing review and re-alignment of our programs to ensure pay-for-performance while targeting our overall compensation within range of the competitive market median.

We also have the following policies in place, which are applicable to the named executive officers, in furtherance of good governance practices:

•	Anti-hedging policy;

•	Recoupment policy;

•	Policy against use of tax gross-ups; and

•	Policy of requiring double trigger for accelerated equity vesting in the event of a change in control of our company.

Role of Executive Officers in Determining Executive Compensation

The compensation committee approves all compensation decisions relating to our named executive officers, including our executive chairman and our chief executive officer. As part of this process, our chief executive officer, together with our senior vice president human resources, prepares compensation recommendations for each of our named executive officers, other than the executive chairman of the board and the chief executive officer, and presents these recommendations to the compensation committee for approval. The outside compensation consultant retained by the compensation committee, Willis Towers Watson, assists in this effort, periodically meeting with management to gain input on objectives with respect to executive compensation and assisting the compensation committee in its deliberations. Compensation recommendations for the executive chairman and chief executive officer are developed and approved by the compensation committee based on data and context provided by the senior vice president of human resources and Willis Towers Watson. No named executive officer is present when the committee makes decisions regarding his compensation.

Executive Compensation Principles

Our executive compensation programs are based on four key principles:

Executive Compensation Principles:

•       Pay should be linked to performance;

•       Compensation opportunities should be competitive with similarly-sized, commercial biopharmaceutical, diagnostics and medical device companies;

•       The equity compensation program should align executive interests with those of stockholders; and

•       Supplemental benefits and perquisites should be limited and used selectively in specific circumstances to attract and retain executives.

Pay should be linked to performance.

We believe that a significant portion of each senior executive’s compensation should be variable. The performance of our senior executives has a significant impact on the overall performance of our company. To that end, a significant portion of the compensation opportunity provided to our senior executives is variable and based on performance. We consider both annual cash bonuses and equity awards to be variable compensation.

Compensation opportunities should be competitive with similarly-sized, commercial biopharmaceutical, diagnostics and medical device companies.

The compensation committee reviews data and industry surveys to assist in its compensation decisions, as described below:

•

2015 Radford Global Life Sciences Survey data and 2015 Proxy Peer Group.    For 2015, in making compensation decisions for our named executive officers, other than the executive chairman, the compensation committee reviewed a custom data sample from the Radford Global Life Sciences Survey data comprised of companies that (1) are in the commercial biopharmaceutical, diagnostic and medical device industries and (2) are similar to us in number of employees and median revenue. The compensation committee considered 2014 Radford Global Life Sciences Survey data that was updated for 2015 using an annual adjustment factor of 3%. We used this Radford Global Life Sciences Survey/benchmarking data to assist in setting salaries, target bonus percentages and long-term incentive award guidelines. We refer to this customized data as the “2015 Radford Survey data” and utilized it as our primary survey source.

As a secondary data validation point, the compensation committee reviewed data from the proxy statements of select pharmaceutical and/or biotech companies. In November 2014, the management team met with the compensation committee to review the previous proxy peer group methodology and the proposed new proxy peer group methodology. The discussions resulted in revised gating and screening criteria and recommendations, based on this analysis, as to which companies should be included in the company’s 2015 proxy peer group. To be considered for this 2015 proxy peer group, the reference company must have had a similar business industry, at least one marketed product and a market capitalization of less than $6.5 billion. The management team proposed, and the compensation committee determined to recommend, to amend the proxy peer group that was used in 2014 to ensure the companies in the 2015 proxy peer group met a majority of the following screening criteria:

•	Disease focus on oncology, infectious disease or autoimmunity;

•	R&D expense between 5% and 25% of revenue;

•	Employee size of between 750 and 3,000;

•	Revenues of between $220 million to $1.4 billion;

•	Positive net income; and

•	Market capitalization of between $450 million to $2.7 billion.

The 2015 proxy peer group includes the list of companies contained under the heading “Proxy Peer Groups — 2015 Proxy Peer Group,” all of which satisfied at least 75% of the 2015 revised screening criteria. The committee further decided to retain companies from the 2014 peer group that met at least 60% of the 2015 screening criteria in an effort to minimize peer group fluctuations from year-to-year.

•

2016 Radford Global Life Sciences Survey data and 2016 Proxy Peer Group.    For 2016, in making compensation decisions for our named executive officers, other than the executive chairman, the compensation committee again reviewed a custom data sample from the Radford Global Life Sciences Survey data comprised of companies that (1) are in the commercial biopharmaceutical, diagnostic and medical device industries and (2) are similar to us in number of employees and median revenue. The compensation committee considered 2015 Radford Global Life Sciences survey data that was aged forward to March 1, 2016 using an annual adjustment factor of 3%. The compensation committee relied on this Radford Global Life Sciences

Survey/benchmarking data to assist in setting salaries, target bonus percentages and long-term incentive award guidelines. We refer to this customized data as the “2016 Radford Survey data.”

Consistent with the approach followed in 2015, the compensation committee once again reviewed peer group data from the proxy statements of select pharmaceutical and/or biotech companies. For 2016, Willis Towers Watson utilized the 2016 Radford Survey data and proxy data to create a median market range within their competitive assessment as an additional point of reference. This median market range was established using 50th percentile data from the 2016 Radford Survey data set and the 2016 proxy peer group. We refer to the 50th percentile data from both the 2016 Radford Survey data set and the 2016 proxy peer group as the “Median Market Range.”

In November 2015, the management team met with the compensation committee to review the previous proxy peer group methodology and the proposed new proxy peer group methodology. To be considered for the 2016 proxy peer group, the reference company must have had a similar business industry, at least one marketed product and a market capitalization of less than $6.0 billion. The management team proposed, and the compensation committee determined to recommend, an amendment to the proxy peer group that was used in 2015 to meet the following revised screening criteria:

•	Pharmaceutical, biopharmaceutical and biotechnology industries;

•	Held at least one commercially marketed product;

•	R&D expense between 5% and 25% of revenue;

•	Employee size of between 750 and 3,000;

•	Revenues of between $250 million to $1.6 billion;

•	Positive net income; and

•	Market capitalization of between $500 million to $3.3 billion.

Based on an assessment of the prior peer group using the methodology discussed above, the compensation committee determined that four peers no longer met their criteria and should be excluded. Five additional new peer companies that met the criteria were also identified and included in the proxy peer group this year. The committee further decided to retain companies from the 2015 proxy peer group that met a majority of the 2016 screening criteria in an effort to minimize peer group fluctuations from year to year. The 2016 proxy peer group includes the following new list of companies, all of which satisfied at least 70% of the revised screening criteria.

Proxy Peer Groups

2015 Proxy Peer Group	2016 Proxy Peer Group
Acorda Therapeutics, Inc.	Acorda Therapeutics, Inc.
Akorn, Inc.	Akorn, Inc.
Albany Molecular Research Inc.	Albany Molecular Research Inc.
Alkermes Inc	AMAG Pharmaceuticals, Inc.
Auxilium Pharmaceuticals Inc.	Cambrex Corporation
Cambrex Corporation	Cepheid Inc.
Cepheid Inc.	Genomic Health Inc.
Cubist Pharmaceuticals Inc.	Impax Laboratories Inc.
Dendreon Corporation	INSYS Therapeutics, Inc.
Genomic Health Inc.	Lannett Company, Inc.
Impax Laboratories Inc.	MiMedx Group, Inc.
Lannett Company, Inc.	Sagent Pharmaceuticals, Inc.
The Medicines Company	Supemus Pharmaceuticals, Inc.
Myriad Genetics Inc.	The Medicines Company
Repligen Corporation	Myriad Genetics Inc.
Bio-Techne Corporation	Repligen Corporation
United Therapeutics Corporation	Bio-Techne Corporation
United Therapeutics Corporation

•

Executive Chairman Compensation Decisions.    In making its compensation decisions for the executive chairman, the compensation committee historically reviewed market data of a broad range of similarly-sized companies from various industries with an executive chairman role. However, that data demonstrated that companies often use very different approaches in determining compensation for the executive chairman position based on company-specific circumstances, which leads to divergent compensation practices across the reference group of companies. Moreover, executive chairman arrangements are often transitional in nature, so maintaining a consistent data set is challenging. Accordingly, in 2015, the compensation committee determined that it would consider internal parity within the executive team and competitive market data summaries for comparable roles when determining appropriate pay recommendations for the executive chairman, in addition to considering factors such as level of involvement, scope of responsibilities, founder status, equity held and tenure, which had been historically considered. We refer to this set of factors as the “executive chairman compensation factors.”

For 2016, the Compensation Committee followed the same procedure in setting compensation for our executive chairman.

The equity compensation program should align executive interests with those of stockholders.

We believe annual equity awards align the compensation opportunity for our executives with stockholder value creation. We grant a mix of stock options and restricted stock units such that 50% of the value of the total long-term incentive award is intended to be delivered through each form of compensation.

Supplemental benefits and perquisites should be limited and used selectively in specific circumstances to attract and retain executives.

No named executive officer received any supplemental benefits or perquisites in 2015. We use supplemental benefits on a very limited case-by-case basis and only to the extent we consider necessary to attract or retain particular executives.

Elements of Executive Compensation

Compensation for our executives generally consists of the following elements:

•	Base salary;

•	Annual cash bonuses;

•	Equity awards;

•	Traditional benefits generally available to all employees; and

•	Severance and change of control benefits.

Base Salary.    We generally provide base salaries to our named executive officers within a competitive range in an amount based in the aggregate around the 50th percentile of the applicable Radford Survey data as described above, with the exception of our executive chairman, whose base salary is determined by the range of factors addressed in more detail above. While we target the market median, we recognize that the percentile for any given executive may vary below or above these targets based on a variety of factors, including the executive’s seniority, time in the role, scope of responsibilities, individual performance and potential future contributions to our company. In addition, we consider our overall financial performance in making decisions to adjust executive salaries. The compensation committee reviews base salaries at least annually and adjusts such salaries from time to time to realign them with market levels after taking into account individual responsibilities, performance and experience. The factors considered in making a specific adjustment to base salary may relate to a change in the emphasis placed on one or more of the factors that were used to set the initial base salary for a particular named executive officer, or reflect a new factor that arises in the course of our operations.

The compensation committee used the information described above in approving the annual base salaries paid to our named executive officers for 2015 and 2016, which are described below.

Name	2015 Base Salary	2016 Base Salary	Increase from 2015
Fuad El-Hibri(1)	$936,478	$964,579		$28,101
Daniel J. Abdun-Nabi(1)	$745,014	$767,374		$22,360
Robert G. Kramer(1)	$474,240	$488,467		$14,227
Adam Havey(1)	$415,002	$427,461		$12,460
Barry Labinger(2)	$447,179	$447,179	$	N/A

(1)	Base salary reflects a 3% merit increase.

(2)	Mr. Labinger’s base salary was not adjusted in 2016 because he resigned effective January 4, 2016, prior to the compensation committee’s determination on whether to increase base salaries for the 2016 fiscal year.

Annual Cash Bonuses.    The compensation committee has the authority under our Annual Bonus Plan for Executive Officers to award annual cash bonuses to our executives. Each executive other than our executive chairman is eligible for an annual bonus, which is intended to motivate and compensate each executive for achieving financial and operational goals and individual performance objectives.

The amount of annual bonuses that are payable under this plan are reviewed and approved by the compensation committee. In the end of 2014, after comparing our existing annual incentive program to our revised guiding principles as well as competitive practices within the industry, we adopted a new annual incentive plan effective January 1, 2015. The resulting changes were designed to ensure that our incentive compensation programs will be competitive as we grow and advance our strategic vision and align us with competitive practices at all levels of performance and support our current business structure. Key plan design changes were made across the plan, including the formula, target opportunities, performance measures, levels and weights, the number of performance measures, performance and payout standards and funding. The most significant change was a move to an additive bonus formula and away from the multiplicative formula used in prior years. Under the new formula, bonus amounts are determined as follows:

The philosophy of the compensation committee is to set bonus targets at approximately the 50th percentile as measured against the applicable Radford Survey data and proxy peer data. No participant may earn a bonus of more than 150% of the participant’s target bonus percentage. The corporate factor may range from 0 to 1.5, based on our achievement of corporate goals determined by the compensation committee, and the individual factor may range from 0 to 1.5, based on an evaluation of each participant’s performance of day-to-day responsibilities, behavioural competencies, and achievement of individual goals determined by the compensation committee. The compensation committee may also award discretionary bonuses outside of the framework of the bonus plan. No such discretionary bonuses were awarded to our named executive officers for the 2015 fiscal year performance period.

The compensation committee’s assessment of the level of achievement of our corporate goals determines the “corporate factor” component to be applied to bonus calculations. In January 2016, the compensation committee met to determine the corporate factor to be applied to bonuses paid for 2015 performance and approved a corporate factor of 0.95. Individual goals were identical to the corporate goals in 2015, so the individual factor was also 0.95. In reviewing our performance against goals set for 2015, the committee considered both financial and non-financial achievement of goals. In its deliberations, the committee considered the factors outlined in the table below and determined that we had achieved 95% of our overall targets.

The compensation committee reviewed our primary 2015 corporate goals and assessed the degree to which we achieved those goals, as follows:

Corporate Goal	Rating	Details of Performance Against Corporate Goal
Achieve revenue of $520 million.	Met	Achieved revenue of approximately $522.8 million.
Achieve net income of $52 million.	Exceeds	Achieved GAAP net income of $62.9 million.
Advance product portfolio by launching commercial sales for two products.	Met	IXINITY launched and sales on track. Emergard launched and first orders received; additional indications for purchase have been received.
Secure FDA licensure of Building 55.	Partially Met	sBLA prepared and ready for submission. B55 ready for pre-approval inspection. Completing the analysis of one comparability assay.
Complete acquisition that will generate revenue within 12 months of closing.	Partially Met	Significant progress achieved. Delays outside of management’s control.
Complete IT system upgrade (GET Project).	Exceeds	Project progressing on time and within budget despite introduction of the planned spin-off which required extensive redeployment of employee talent across the organization, while still achieving other organizational goals.

Equity Awards.    We use stock option and restricted stock unit awards as the forms of long-term incentive compensation for executives and other employees. All stock option and restricted stock unit awards to named executive officers are approved by the compensation committee.

Equity awards to named executive officers in 2015 were determined using 2015 Radford Survey data. The survey data sets forth a dollar value for the amount of equity grants that we may make to named executive officers. Target equity award values are intended to align with the market 50th percentile, but actual grants may be positioned above or below based on individual performance, which is based on an evaluation of each participant’s performance of day-to-day responsibilities, behavioural competencies, and achievement of individual goals determined by the compensation committee. The committee approved equity grant guidelines that set forth a dollar value for the amount of annual equity grants that we may make to executives and other employees and include a recommended minimum, midpoint and maximum target value of equity to be awarded at each participant level.

The following calculations formed the basis for the number of stock options and restricted stock units granted to our named executive officers:

•

The number of options is equal to 50% of the total desired long-term incentive value divided by 50% of the closing price of our common stock on the NYSE one day prior to the date of grant, which we believe approximates the Black-Scholes valuation of a stock option.

•	The number of restricted stock units is equal to 50% of the desired long-term incentive value divided by the closing price of our common stock on the NYSE one day prior to the date of grant.

We generally make an annual equity grant to all executives and eligible employees on the third full trading day following the release of our financial results for the prior fiscal year. We generally make an equity grant on the third full trading day following the release of our financial results for the most recently completed fiscal quarter to executives and eligible employees who have been hired or promoted since the occurrence of the last equity grant. If circumstances warrant, we also may make equity grants at various other points throughout the year. The compensation committee makes all awards to named executive officers, while our chief executive officer, chief financial officer, and executive chairman have been authorized to make awards to eligible employees other than executive officers.

The exercise price of all stock options we grant is equal to the fair market value of our common stock on the date of grant, which we consider to be the closing sales price of our common stock on the NYSE on the trading day immediately preceding the date of grant. Stock options and restricted stock units vest in three equal annual instalments beginning one year from the date of grant and stock options have a seven-year term. The vesting feature of our stock option and restricted stock unit awards is intended to aid in executive retention by providing an incentive to our executives to remain in our employ during the vesting period.

The compensation committee reviews all components of each executive’s compensation when determining equity awards to ensure that an executive’s total compensation conforms to our overall philosophy and objectives. The compensation committee may consider the value of previously granted equity awards in making future grants, but a significant amount of value represented by previous awards or a significant level of stock ownership will not necessarily cause the committee to forego making, or reduce the amount of, any future award.

With stock options, executives are rewarded if our stock price increases above the exercise price of the stock option. We believe that stock option awards are an effective method of motivating executives to manage our company in a manner that is consistent with the long-term interests of our stockholders. We believe that restricted stock units are another effective tool for motivating, retaining and incentivizing executives, particularly when used in combination with stock option awards. The stock ownership opportunities afforded by restricted stock units align motivation of executives with the goals of stockholders even in situations where declines in our stock price diminish the retentive or incentivizing effects of stock options. In addition, we believe that stock options and restricted stock units are simple for participants to understand and have engaged in training to ensure that these forms of equity-based compensation are familiar to our executives. The compensation committee has reviewed and will continue to monitor market trends with respect to equity incentives and may periodically evaluate the appropriateness of other forms of equity-based compensation.

Benefits.    We maintain broad-based benefits that are generally available to all employees, including health insurance, life and disability insurance, dental insurance and a 401(k) plan. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. We provide a matching contribution for each 401(k) plan participant of 50% of the participant’s elective deferrals for the year up to 6% of the participant’s eligible compensation, subject to IRS limitations. The matching contribution is fully and immediately vested.

Executive Severance Arrangements.    Compensation for our named executive officers includes severance and change of control arrangements, which are reflected in our Second Amended and Restated Senior Management Severance Plan, or the Senior Management Severance Plan. Our Senior Management Severance Plan provides for payments and benefits as a result of involuntary termination without cause or termination of employment in particular circumstances in connection with a change of control. The compensation committee periodically reviews benchmarking data to evaluate whether the benefits to be received by each executive continue to be competitive compared to our updated proxy peer group. The Senior Management Severance Plan is designed based on our understanding of market practice at comparable companies for similarly situated executives and in a manner that we believe is likely to attract and help retain high quality executive talent. The Senior Management Severance Plan is described in greater detail under “ — Executive Compensation — Payments Upon Termination or Change of Control.”

In making its decision to adopt the Senior Management Severance Plan, the compensation committee considered the views of Willis Towers Watson that the program was generally consistent with market practice, as well as information on the potential costs associated with the program. The triggers for benefits are based on the compensation committee’s view of market practice and the compensation committee’s view that some level of income continuation should be provided in the event a named executive officer’s employment is terminated without cause or by the executive with good reason as those terms are defined in the Senior Management Severance Plan. In addition, the compensation committee believes that, based on its view of market practice, the vesting of outstanding equity awards should accelerate if the executive is terminated without cause or leaves for good reason following a change in control. We do not provide any payments or benefits in the case of termination by an executive without good reason or in the case of termination for cause under our Senior Management Severance Plan.

On November 24, 2015, the company entered into an Executive Retention and Separation Agreement with Barry Labinger, which we refer to as the “Labinger Separation Agreement.” A discussion of the Labinger Separation Agreement is contained under the heading “Elements of 2016 Executive Compensation Decisions — Barry Labinger.”

Targeted Mix of Compensation for 2015

The following charts set forth information regarding the targeted mix of compensation for 2015 for our executive chairman, chief executive officer and our other named executive officers.

Executive Chairman	Chief Executive Officer	Average of Other Named Executive Officers

(1)	Based on target annual cash bonuses for 2015.

(2)	The target value delivered by long-term equity-based awards is calculated based on a modified Black-Scholes model as described further in the “Equity Awards” discussion.

Elements of 2016 Executive Compensation Decisions

The following sections set forth a detailed discussion of specific compensation committee decisions made in the first quarter of 2016 regarding the award of bonuses to our named executive officers for fiscal year 2015 performance, the award of equity grants in March 2016 and the establishment of base salaries and target bonuses for fiscal 2016.

Fuad El-Hibri.    Mr. El-Hibri serves as our executive chairman. In this role, Mr. El-Hibri is not eligible for an annual cash bonus. In February 2016, the compensation committee evaluated Mr. El-Hibri’s 2015 performance and referenced the 2016 executive chairman compensation primary factors for the purpose of determining his 2016 base salary and 2016 equity award, consisting of the following:

•	Board leadership and direction, including the annual board strategy retreat, operations of the board and its committees and the recruitment and return of a former director;

•	Maintenance of critical external relationships, including with congressional and business leaders;

•	Merger and acquisitions transaction guidance, including involvement in negotiations, due diligence planning, valuation analysis, structuring, deal completion and integration;

•	Strategic and financial planning guidance, including guidance for the business foundation and strategic objectives and participation in the development of five-year plans; and

•	Support for the executive team, including mentoring and advising the CEO team and others on strategic, business development, management, culture and succession planning matters.

Because many Executive Chairman arrangements are transitional in nature and maintaining a consistent data set can be difficult, in 2016, the Compensation Committee decided it would focus on internal parity within the executive team when determining appropriate pay recommendations for Mr. El-Hibri. In addition to a review of internal parity, a summary of competitive market data for comparable roles was provided for the Committee’s reference.

Based on its evaluation of Mr. El-Hibri’s 2015 performance and reference to the executive chairman compensation factors, the compensation committee increased Mr. El-Hibri’s base salary from $936,478 to $964,579, a 3% increase, and approved an equity award of $1.8 million to Mr. El-Hibri, which was granted on March 1, 2016.

Daniel J. Abdun-Nabi.    Mr. Abdun-Nabi serves as our president and chief executive officer. In March 2015, the compensation committee used the 2015 Radford Survey data in approving a target annual cash bonus percentage for Mr. Abdun-Nabi of 80% of base salary. In February 2016, the compensation committee evaluated Mr. Abdun-Nabi’s performance in his role as president and chief executive officer taking into account, among other factors, the following:

•	Progress towards achievement of 2015 corporate goals;

•	Completed 2016 — 2020 strategic plan;

•	Initiated spin-off of Biosciences business;

•	Successfully managed BioThrax particle investigations;

•	Achieved three FDA approvals (IXINITY, Anthrasil and BioThrax PEP label);

•	Secured $95 million in U.S. government contracts for VIG, NuThrax and Ebola;

•	Signed $100 million Contract Manufacturing Organization, or CMO, agreement with Prometic to enhance Winnipeg manufacturing facility utilization;

•	Secured Congressional approval of First Responder Immunization Program; and

•	Completed acquisition of broad based anti-viral platform with government funding.

Based on its evaluation of corporate performance as indicated by the corporate factor, the compensation committee determined to award Mr. Abdun-Nabi a cash bonus of $566,211 for his contributions to our performance in 2015, which was 95% of his 2015 annual incentive target opportunity.

Based on the performance evaluation and the market data from the 2016 Radford Survey data and proxy peer data, in February 2016, the compensation committee increased Mr. Abdun-Nabi’s base salary from $745,014 to $767,374, which reflects a 3% merit increase, determined to increase his target annual cash bonus percentage to 85% of base salary and approved an equity award of $2.4 million to Mr. Abdun-Nabi, which was granted on March 1, 2016. These adjustments bring Mr. Abdun-Nabi’s total direct compensation to the 48th percentile of the 2016 Radford Survey data and align with our stated compensation philosophy. The following table represents Mr. Abdun-Nabi’s total direct compensation for 2015 and 2016 as compared to the 2016 Radford Survey data and the Market Median Range. Specific percentiles have been approximated on a straightline basis between the 25th and 50th and 50th and 75th percentiles for illustrative purposes only.

Robert G. Kramer.    Mr. Kramer serves as our executive vice president, corporate services division and chief financial officer. In March 2015, the compensation committee used the 2015 Radford Survey data in approving a target annual cash bonus percentage for Mr. Kramer of 50% of base salary. In February 2016, the compensation committee evaluated Mr. Kramer’s performance, taking into account, among other factors, the following:

•	Progress towards achievement of 2015 corporate goals;

•	Advanced our corporate entity structure for tax efficiencies;

•	Implemented organizational design and roles and responsibility changes to support 2016 — 2020 strategic plan;

•	Initiated spin-off of Biosciences business;

•	Progress in developing a company-wide talent program;

•	Achieved targets established in the IR strategy and master plan; and

•	Completed risk management activities in targeted functions.

Based on its evaluation of corporate performance as indicated by the corporate factor, the compensation committee determined to award Mr. Kramer a cash bonus of $225,264 for his contributions to our performance in 2015 which was 95% of his 2015 annual incentive target opportunity.

Based on the performance evaluation and the market data from the 2016 Radford Survey data and proxy peer data, in February 2016, the compensation committee increased Mr. Kramer’s base salary from $474,240 to $488,467, which reflects a 3% merit increase, determined to increase his target annual cash bonus percentage to 60% of base salary and approved an equity award of $1,000,000 to Mr. Kramer, which was granted on March 1, 2016. These adjustments bring Mr. Kramer’s total direct compensation to the 60th percentile of the 2016 Radford Survey data and align with our stated compensation philosophy. The following table represents Mr. Kramer’s total direct compensation for 2015 and 2016 as compared to the 2016 Radford Survey data and the Market Median Range. Specific percentiles have been approximated on a straightline basis between the 25th and 50th and 50th and 75th percentiles for illustrative purposes only.

Adam Havey.    Mr. Havey serves as our executive vice president and president, biodefense division. In March 2015, the compensation committee used the 2015 Radford Survey data in approving a target annual cash bonus percentage for Mr. Havey of 50% of base salary. In February 2016, the compensation committee evaluated Mr. Havey’s performance, taking into account, among other factors, the following:

•	Progress towards achievement of 2015 corporate goals;

•	Completed Biodefense 2016 — 2020 Strategic Plan;

•	Achieved FDA approval of Anthrasil and of the PEP indication for BioThrax;

•	Secured $95 million in USG contracts for VIG, NuThrax and Ebola;

•	Successfully managed BioThrax particle investigations;

•	Completed the establishment of Emergard supply chain for the first generation of products and progress toward expansion of the product platform; and

•	Successfully manufactured Ebola vaccine candidate and introduced it into a clinical trial as a prime boost to GSK’s adenovirus vaccine candidate.

Based on its evaluation of corporate performance as indicated by the corporate factor, the compensation committee determined to award Mr. Havey a cash bonus of $197,126 for his contributions to our performance in 2015, which was 95% of his 2015 annual incentive target opportunity.

Based on the performance evaluation and the market data from the 2016 Radford Survey data and proxy peer data, in February 2016, the compensation committee increased Mr. Havey’s base salary from $415,002 to $427,461, which reflects a 3% merit increase. The committee determined to maintain Mr. Havey’s target annual cash bonus percentage of 50% of base salary and approved an equity award of $525,000, which was granted on March 1, 2016. These adjustments bring Mr. Havey’s total direct compensation to the 64th percentile of the 2016 Radford Survey data and align with our stated compensation philosophy. The following table represents Mr. Havey’s total direct compensation for 2015 and 2016 as compared to the 2016 Radford Survey data and the Market Median Range. Specific percentiles have been approximated on a straightline basis between the 25th and 50th and 50th and 75th percentiles for illustrative purposes only.

Barry Labinger.    Mr. Labinger served as our executive vice president and president, biosciences division until his resignation, which became effective on January 4, 2016. In March 2015, the compensation committee used the 2015 Radford Survey data in approving a target annual cash bonus percentage for Mr. Labinger of 50% of base salary.

In connection with the planned spin-off of its biosciences business into a separate, stand-alone public company, which will be named Aptevo Therapeutics Inc., the company entered into the Labinger Separation Agreement with Mr. Labinger on November 24, 2015.

The Labinger Separation Agreement contemplated that Mr. Labinger would remain employed with the company through the earlier of June 30, 2016 and the distribution date for the spin-off, or such earlier date as Mr. Labinger would elect, which we refer to as the “Separation Date,” and that, during such period, Mr. Labinger would continue to serve as the executive vice president of the company and president of the company’s biosciences division and would continue to receive his 2015 base salary, less all applicable taxes and withholdings, as well as customary benefits.

Subject to Mr. Labinger’s compliance with the terms and conditions of the Labinger Separation Agreement, following Mr. Labinger’s termination of employment with the company, the company would pay to Mr. Labinger up to $838,461, less applicable taxes and withholdings, of which (a) 25% would become vested, and payable over 3.75 months, if the termination of employment were to occur on or after November 1, 2015 and prior to December 1, 2015, (b) 50% would become vested, and payable over 7.5 months, if the termination of employment were to occur on or after December 1, 2015 and prior to January 1, 2016, (c) 75% would become vested, and payable over 11.25 months, if the termination of employment were to occur on or after January 1, 2016 and prior to February 1, 2016, or (d) 100% would become vested, and payable over 15 months, if the termination of employment were to occur on or after February 1, 2016.

In addition, the Labinger Separation Agreement provided that following the Separation Date, the company would pay to Mr. Labinger any earned but unpaid bonus for any completed year and a pro rata target annual bonus. Because Mr. Labinger resigned after the end of the 2015 fiscal year, he was entitled to his target bonus of $212,410, which he received in February 2016, adjusted for the 0.95 corporate factor.

Because Mr. Labinger’s employment terminated after January 1, 2016 and before February 1, 2016, he is entitled to receive a total of $628,846 of the severance benefit (75%) under the Labinger Separation Agreement, with $335,384 payable in August 2016 and $55,897 monthly thereafter until paid in full.

The Labinger Separation Agreement also confirmed the parties’ intent that Mr. Labinger would enter into a consulting agreement in connection with the separation with his employment. In connection with the resignation, the company and Mr. Labinger entered into a consulting agreement on January 4, 2016, pursuant to which Mr. Labinger will provide consulting services consisting of strategy, advice and guidance in connection with the company’s planned spin-off. Upon the effectiveness of the spin-off, the consulting agreement automatically will be assigned to Aptevo, and thereafter Mr. Labinger will provide to Aptevo consulting services consisting of strategy, advice and guidance in connection with Aptevo’s business activities. The consulting agreement will remain in effect until March 31, 2018, unless it is earlier terminated by the company for “cause” (as defined in the consulting agreement) or by Mr. Labinger in accordance with the terms of the consulting agreement. During the term of the consulting agreement, Mr. Labinger will receive a consulting fee of $3,000 per month until March 31, 2016 and $1,500 per month thereafter and be reimbursed for his reasonable out-of-pocket expenses.

Consideration of Say-on-Pay Vote Results

Our board of directors has determined to provide our stockholders the opportunity to vote each year to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in our proxy statement. At our 2015 annual meeting, we held a non-binding stockholder advisory vote on executive compensation, or “say-on-pay.” Our stockholders approved our 2015 executive compensation, with more than 90% of voting stockholders casting their vote in favor of the say-on-pay resolution. Because most of the significant 2015 compensation decisions had already been made at the time of the vote, the committee primarily considered the results of the 2015 say-on-pay vote relating to 2014 executive compensation along with other factors when making executive compensation decisions for 2016. In making executive compensation decisions for 2016, the committee’s main considerations included our stockholders’ support for our executive compensation program and the committee’s satisfaction with the 2015 pay mix and levels. The committee will continue to consider our stockholders’ views when making executive compensation decisions in the future.

Other Executive Compensation Practices

Stock Ownership Requirements and Hedging Policies.    Because we believe it is important for executives to have an equity stake in our company to help align their interests with those of our stockholders, in January 2012 we adopted a formal stock ownership requirement for our directors and employee executive officers. Directors and employee executive officers must directly or indirectly hold stock or restricted stock units in our company with a value equal to the amounts set forth in the table below. In May 2014, we revised the stock ownership requirement for our non-employee directors from one to three times the base annual retainer.

Position	Requirement
Non-employee Directors	Three times the base annual retainer
Chief Executive Officer	Three times base salary
Other Executive Officers	One time base salary

Our directors, chief executive officer and employee executive officers have five years to satisfy the ownership requirements, which are measured from January 2012 for all existing directors and executive officers or from the date of appointment for newly hired directors or executive officers. Until these ownership requirements are satisfied, our directors, chief executive officer and employee executive officers must retain 50% of after-tax shares after vesting of restricted stock units or exercise of stock options. This requirement became effective beginning in 2014. Our insider trading policy prohibits our directors and executive officers from entering into derivative transactions such as puts, calls, or short sales of our common stock, among many other actions. We provide training and distribute periodic reminders to our directors and executive officers regarding this policy.

Compensation Recovery Policy.    In 2011, we adopted a compensation recovery policy pursuant to which certain incentive based compensation can be recouped from a current or former executive if the board of directors determines that:

•	Such compensation has been awarded or received by such executive based on financial results that were achieved or operating metrics that were satisfied, as a result of fraudulent or illegal conduct;

•	Certain restatements of our financial results are required due to material noncompliance with financial reporting requirements by such executive; or

•	Such executive engaged in intentional misconduct that contributed in any material respect to improper accounting or incorrect financial data resulting in a restatement of our financial results.

Tax and Accounting Considerations.    Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and to each other officer (other than our chief financial officer) whose compensation is required to be reported to our stockholders pursuant to the Exchange Act by reason of being among the three most highly paid executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. We periodically review the potential consequences of Section 162(m) of the Internal Revenue Code and we may structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, the compensation committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent and are in the best interest of our stockholders.

Sections 280G and 4999 of the Internal Revenue Code impose certain adverse tax consequences on compensation treated as excess parachute payments. An executive is treated as having received excess parachute payments if such executive receives compensatory payments or benefits that are contingent on a change-in-control, and the aggregate amount of such payments and benefits equals or exceeds three times the executive’s base amount (which is generally such executive’s average compensation from us over the five years prior to the change-in-control). The portion of the payments and benefits in excess of one times base amount are treated as excess parachute payments and are subject to a 20% excise tax, in addition to any applicable federal income and employment taxes. Also, our compensation deduction in respect of the executive’s excess parachute payments is disallowed. If we were to undergo a change-in-control, certain amounts received by our executives (for example, certain severance payments and amounts attributable to the accelerated vesting of stock options and restricted stock units) could be excess parachute payments under Sections 280G and 4999 of the Internal Revenue Code. As discussed below under “Payments Upon Termination or Change in Control” we do not provide executive officers with tax gross up payments in the event that Sections 280G and 4999 apply to their compensatory payments.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, or the Exchange Act, except to the extent that Emergent BioSolutions Inc. specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on this review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee of the

Board of Directors of Emergent BioSolutions Inc.

Louis W. Sullivan, M.D., Chair

Sue Bailey, M.D.

General George A. Joulwan

John E. Niederhuber, M.D.

Compensation Committee Interlocks and Insider Participation

During 2015, Dr. Bailey, General Joulwan, Dr. Niederhuber, Dr. Sullivan and Mr. White, served as members of our compensation committee. No member of the compensation committee was at any time during 2015, or formerly, an officer or employee of us or any subsidiary of our subsidiaries, and no member of the compensation committee had any relationship with us during 2015 requiring disclosure under Item 404 of Regulation S-K.

During 2015, none of our executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more executive officers who served as a member of our board of directors or compensation committee during 2015.

SUMMARY COMPENSATION TABLE

The following table sets forth information for the fiscal years ended December 31, 2015, 2014 and 2013 regarding the compensation of our Chief Executive Officer, Chief Financial Officer, and our three other most highly compensated executive officers in the fiscal year ended December 31, 2015. We refer to these individuals throughout this proxy statement as our “named executive officers.”

Name and Principal Position	Year	Salary(1)	Bonus(2)	Option Awards(3)	Stock Awards(4)	All Other Compensation(5)	Total
Fuad El-Hibri	2015	$969,972	$—	$698,633	$1,050,351	$7,950	$2,726,906
Executive Chairman of the Board of Directors	2014	$881,493	$—	$1,122,298	$1,579,782	$7,800	$3,591,373
	2013	$726,297	$—	$258,639	$306,632	$3,904	$1,295,471

Daniel J. Abdun-Nabi	2015	$790,092	$566,211	$910,221	$1,368,452	$7,950	$3,642,926
President and Chief Executive Officer	2014	$690,554	$489,610	$1,229,190	$1,730,232	$7,800	$4,147,386
	2013	$589,695	$459,190	$505,281	$599,035	$7,650	$2,160,850

Robert G. Kramer	2015	$525,873	$225,264	$273,986	$478,906	$7,950	$1,511,979
Executive Vice President, Corporate Services Division, Chief Financial Officer and Treasurer	2014	$454,311	$205,199	$519,466	$731,211	$7,800	$1,917,987
	2013	$428,560	$265,640	$48,747	$57,800	$—	$800,747

Adam Havey	2015	$443,694	$197,126	$154,515	$270,077	$7,950	$1,073,362
Executive Vice President, Biodefense Division	2014	$385,418	$173,254	$280,567	$394,945	$7,800	$1,241,984
	2013	$332,648	$142,183	$147,738	$175,145	$7,650	$805,364

Barry Labinger(6)	2015	$463,216	$212,410	$178,555	$312,098	$—	$1,166,279
Executive Vice President, Biosciences Division	2014	$429,653	$193,490	$280,567	$394,945	$—	$1,298,655
	2013	$138,944	$78,539	$269,387	$317,073	$50,000	$853,943

(1)	Includes amounts deferred at the direction of the executive officer to our 401(k) plan and amounts paid to such executive officer for accrued and unused paid time off.

(2)	Represents cash bonuses paid in March following the year indicated, for performance in the year indicated.

(3)	The amounts in the “Option Awards” column reflect grant date fair value of stock option awards granted to the named executive officers in the fiscal years indicated, calculated in accordance with SEC rules. For a discussion of our valuation assumptions, see Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

(4)	The amounts in the “Stock Awards” column reflect grant date fair value of restricted stock unit awards granted to the named executive officers in the fiscal years indicated, calculated in accordance with SEC rules. For a discussion of our valuation assumptions, see Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

(5)	Represents 401(k) plan matching contributions. For Mr. Labinger, the 2013 amount represents a signing bonus.

(6)	Mr. Labinger resigned, effective January 4, 2016, so he is no longer an executive officer of the company.

Employment Agreements

None of our named executive officers has an employment agreement with us, except for Mr. Labinger who is a party to the Labinger Separation Agreement.

Each of our named executive officers is eligible for severance benefits pursuant to the Senior Management Severance Plan, as summarized under “Payments Upon Termination or Change of Control.”

On an annual basis, the compensation committee determines salary increases, cash bonus amounts and equity awards for our named executive officers. In addition, the compensation committee determines target annual cash bonuses as a percentage of each named executive officer’s annual base salary. We do not have any formal or informal policy for the amount of executive salary and bonus in proportion to total compensation.

2015 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding each grant of an award made to each named executive officer during the fiscal year ended December 31, 2015 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received.

Name	Grant Date	Number of Shares of Stock or Units(1)	Number of Securities Underlying Options(2)	Exercise Price of Option Awards ($/sh)(3)	Grant Date Fair Value of Stock and Option Awards(4)
Fuad El-Hibri	3/10/2015	36,219	—	$—	$1,050,351
	3/10/2015	—	72,413	$29.00	$698,633
Daniel J. Abdun-Nabi	3/10/2015	47,188	—	$—	$1,368,452
	3/10/2015	—	94,344	$29.00	$910,221
Robert G. Kramer	3/10/2015	16,514	—	$—	$478,906
	3/10/2015	—	33,017	$29.00	$273,986
Adam Havey	3/10/2015	9,313	—	$—	$270,077
	3/10/2015	—	18,620	$29.00	$154,515
Barry Labinger	3/10/2015	10,762	—	$—	$312,098
	3/10/2015	—	21,517	$29.00	$178,555

(1)	Represents shares of common stock underlying a restricted stock unit award.

(2)	Represents shares of common stock issuable upon exercise of stock options.

(3)	Represents the fair market value of our common stock on the date of grant, which we consider to be the closing sales price of our common stock on the NYSE on the trading day immediately preceding the date of grant.

(4)	The amounts in the “Grant Date Fair Value of Stock and Option Awards” column reflect the grant date fair value of each equity award calculated in accordance with SEC rules. For a discussion of our valuation assumptions, see Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

In 2015, all equity awards granted to our named executive officers were under our Third Amended and Restated 2006 Stock Incentive Plan, as amended, and vest in three equal instalments on the day prior to the first, second and third annual anniversaries of the grant date. All stock options have an exercise price equal to the closing sale price per share of our common stock on the NYSE on the trading day immediately preceding the date of grant. Under the terms of the agreements governing the restricted stock unit awards granted to our named executive officers in 2015, each named executive officer is entitled to receive, at the time of the issuance of any shares upon vesting of the applicable restricted stock unit award, an amount of cash equal to the aggregate amount of all dividends paid by us between the date of grant and the issuance of such shares, if any.

2015 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information regarding unexercised stock options and unvested restricted stock unit awards outstanding as of December 31, 2015 for each of the named executive officers.

2015 Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
	Number of Securities Underlying
Name	Exercisable	Unexercisable		Option Award Exercise Price	Option Award Expiration Date	Unvested Stock Awards		Market Value Unvested Stock Awards
Fuad El-Hibri	84,594	—		$15.91	3/8/2017	—		$—
	80,250	—		$24.15	3/14/2018	—		$—
	32,082	—		$15.83	3/12/2019	—		$—
	27,869	13,935	(1)	$14.67	3/11/2020	—		$—
	37,493	74,986	(2)	$28.09	3/10/2021	—		$—
	—	72,413	(3)	$29.00	3/9/2022	—		$—
	—	—		$—	—	6,967	(5)	$278,750	(9)
	—	—		$—	—	37,493	(6)	$1,500,095	(9)
	—	—		$—	—	36,219	(7)	$1,449,122	(9)
Daniel J. Abdun-Nabi	38,006	—		$15.91	3/8/2017	—		$—
	37,860	—		$24.15	3/14/2018	—		$—
	56,465	—		$15.83	3/12/2019	—		$—
	54,446	27,223	(1)	$14.67	3/11/2020	—		$—
	41,064	82,128	(2)	$28.09	3/10/2021	—		$—
	—	94,344	(3)	$29.00	3/9/2022	—		$—
	—	—		$—	—	13,611	(5)	$544,576	(9)
	—	—		$—	—	41,064	(6)	$1,642,971	(9)
	—	—		$—	—	47,188	(7)	$1,887,992	(9)
Robert G. Kramer	23,062	—		$14.41	11/4/2019	—		$—
	5,253	2,626	(1)	$14.67	3/11/2020	—		$—
	17,354	34,708	(2)	$28.09	3/10/2021	—		$—
	—	33,017	(3)	$29.00	3/9/2022	—		$—
	—	—		$—	—	1,313	(5)	$52,533	(9)
	—	—		$—	—	17,354	(6)	$694,334	(9)
	—	—		$—	1/0/1900	16,514	(7)	$660,725	(9)
Adam Havey	3,467	—		$15.91	3/8/2017	—		$—
	20,380	—		$24.15	3/14/2018	—		$—
	—	7,960	(1)	$14.67	3/11/2020	—		$—
	9,373	18,746	(2)	$28.09	3/10/2021	—		$—
	—	18,620	(3)	$29.00	3/9/2022	—		$—
	—	—		$—	—	3,980	(5)	$159,240	(9)
	—	—		$—	—	9,373	(6)	$375,014	(9)
	—	—		$—	—	9,313	(7)	$372,613	(9)
Barry Labinger	—	10,095	(4)	$20.94	11/12/2020	—		$—
	—	18,746	(2)	$28.09	3/10/2021	—		$—
	—	21,517	(3)	$29.00	3/9/2022	—		$—
	—	—		$—	—	5,047	(8)	$201,930	(9)
	—	—		$—	—	9,373	(6)	$375,014	(9)
	—	—		$—	—	10,762	(7)	$430,588	(9)

(1)	The unexercisable portion of this stock option award vested on March 11, 2016.

(2)	Approximately one half of this stock option award vested on March 10, 2016 and the remaining unvested portion of this stock option award will vest on March 10, 2017.

(3)	Approximately one third of this stock option award vested on March 9, 2016 and approximately one third of this stock option award will vest on each of March 9, 2017 and 2018.

(4)	The unexercisable portion of this stock option award will vest on November 11, 2016.

(5)	This restricted stock unit award vested on March 11, 2016.

(6)	Approximately one half of this restricted stock unit award vested on March 10, 2016 and the remaining unvested portion of this restricted stock unit award will vest on March 10, 2017.

(7)	Approximately one third of this restricted stock unit award vested on March 9, 2016 and approximately one third of this restricted stock unit award will vest on each of March 9, 2017 and 2018.

(8)	The remaining portion of this restricted stock unit award will vest on November 11, 2016.

(9)	Represents the closing price of our common stock on December 31, 2015 multiplied by the number of shares underlying the unvested proration of the restricted stock unit award as of December 31, 2015.

2015 OPTION EXERCISES AND STOCK AWARDS VESTED

The following table sets forth information regarding the exercise of stock options and the vesting of restricted stock unit awards during the fiscal year ended December 31, 2015 for each of the named executive officers on an aggregated basis.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vest	Value Realized on Vest(2)
Fuad El-Hibri	141,233	$4,778,325	31,061	$899,084
Daniel J. Abdun-Nabi	67,349	$2,629,072	43,554	$1,259,781
Robert G. Kramer	—	$—	13,834	$419,924
Adam Havey	35,930	$1,154,514	11,109	$321,168
Barry Labinger	29,562	$1,064,419	9,734	$318,830

(1)	The amounts in the “Value Realized on Exercise” column are calculated based on the difference between the closing market price per share of our common stock on the date of exercise and the exercise price per share of the applicable stock option.

(2)	The amounts in the “Value Realized on Vest” column are calculated based on the closing market price per share of our common stock on the date of vest.

PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

In December 2011, the compensation committee of our board of directors approved the Senior Management Severance Plan effective December 20, 2011 and subsequently amended it on July 16, 2015. The Senior Management Severance Plan replaced our senior management termination protection program, and was adopted in part to:

•	Remove the ability for any executive to resign within a certain period of time after a change of control for any reason and still receive severance benefits; and

•	Eliminate gross-up payments with respect to applicable excise taxes on any payment to participants.

The Senior Management Severance Plan is for the benefit of employees with the title of executive chair, chief executive officer, president, executive vice president, senior vice president or vice president who have been designated to participate in the Senior Management Severance Plan by our board of directors or, with the authorization of our board of directors, by our chief executive officer. Our chief executive officer is authorized to designate the greater of 7% of the total number of our employees or 35 employees to be participants in the Senior Management Severance Plan at any particular time, on the basis of name, title, function or compensation level. Our chief executive officer will at all times be a participant under the Senior Management Severance Plan and shall have no less favorable rights under the Senior Management Severance Plan than any other participant. Each of the named executive officers, other than Mr. Labinger, is currently a participant in the Senior Management Severance Plan.

The Senior Management Severance Plan continues in effect through December 31, 2020. Commencing on December 31, 2020, and on December 31 of each year thereafter, the Senior Management Severance Plan will be automatically extended for additional one-year periods unless we provide 90 days’ prior written notice to the participating employees that the term will not be extended.

For-cause terminations.    If during the term of the Senior Management Severance Plan, we terminate a participant’s employment with cause, as defined in the Senior Management Severance Plan, then the participant will not be entitled to receive any compensation, benefits or rights under the Senior Management Severance Plan, and any stock options or other equity participation benefits vested on or prior to the date of the termination, but not yet exercised, will immediately terminate.

Without-cause terminations.    If during the term of the Senior Management Severance Plan we terminate a participant’s employment without cause, the participant will be entitled to:

•	Any unpaid base salary and accrued paid time-off through the date of termination;

•	A pro rata portion of the participant’s target annual bonus in respect of the year of termination;

•	Any bonus earned but unpaid as of the date of termination for any previously completed year;

•	Reimbursement for any unreimbursed expenses incurred by the participant prior to the date of termination;

•	An amount equal to a specified percentage of the participant’s annual base salary and target bonus, as indicated in the table below;

•	Employee and fringe benefits and perquisites, if any, to which the participant may be entitled as of the date of termination under our relevant plans, policies and programs; and

•

Continued eligibility for the participant and his or her eligible dependents to receive employee benefits (such as medical, dental, life insurance (not to exceed one year), and pension benefits), for a stated period following the participant’s date of termination as indicated in the table below, except when the provision of employee benefits would result in a duplication of benefits provided by any subsequent employer.

The following table sets forth the percentage of base salary and the stated period for continued employee benefits to which each of our named executive officers is entitled if we terminate the executive officer’s employment without cause.

Benefits for a Termination Without Cause

Name	Percentage of Annual Base Salary and Bonus	Stated Period for Continued Employee Benefits
Fuad El-Hibri	200%	none
Daniel J. Abdun-Nabi	150%	18 months
Robert Kramer	125%	15 months
Adam Havey	125%	15 months
Barry Labinger(1)	125%	15 months

(1)	Mr. Labinger resigned, effective January 4, 2016, so he is no longer an executive officer of the company.

The following table sets forth the amount of potential payments and value of benefits that each named executive officer who was serving as an executive officer on December 31, 2015 would have received if we had terminated the executive officer’s employment without cause on December 31, 2015.

	Termination without Cause
Name	Cash Payments(1)	Value of Benefits(2)	Value of Equity Awards
Fuad El-Hibri	$1,872,957	$—	$—
Daniel J. Abdun-Nabi	$2,011,539	$38,090	$—
Robert G. Kramer	$889,200	$31,830	$—
Adam Havey	$778,128	$31,830	$—
Barry Labinger(3)	$838,461	$31,830	$—

(1)	The amounts in this column represent the aggregate amount equal to the applicable specified percentage of the named executive officer’s annual base salary and target bonus in effect on December 31, 2015 plus 100% (the applicable pro rata portion) of the named executive officer’s target annual bonus for 2014.

(2)	The amounts in this column reflect the estimated value of future premiums under our health and welfare benefit plans and life insurance program.

(3)	Mr. Labinger resigned, effective January 4, 2016, so he is no longer an executive officer of the company.

Change-of-control terminations.    If during the term of the Senior Management Severance Plan, we terminate a participant’s employment without cause or a participant resigns for good reason, as defined in the Senior Management Severance Plan, in each case within 18 months following a change of control, as defined in the Senior Management Severance Plan, then the participant will be entitled to:

•	A lump sum amount equal to the sum of:

—	Any unpaid base salary and accrued paid time-off through the date of termination,

—	A pro rata portion of the participant’s target annual bonus in respect of the year of termination,

—	Any bonus earned but unpaid as of the date of termination for any previously completed year,

—	Any unreimbursed expenses incurred by the participant prior to the date of termination, and

—	An amount equal to a specified percentage of the sum of the participant’s base salary and the participant’s target bonus, as indicated in the table below;

•	Employee and fringe benefits and perquisites, if any, to which the participant may be entitled as of the date of termination of employment under our relevant plans, policies and programs;

•

Any unvested stock options, stock appreciation rights, shares of restricted stock, restricted stock units and other stock-unit awards held by the participant that are outstanding on the date of termination will become fully vested as of that date. In addition, the period during which any stock options held by the participant that are outstanding on that date may be exercised shall be extended to a date that is the later of the 15th day of the third month following the termination date, or December 31 of the calendar year in which the stock option would otherwise have expired if the exercise period had not been extended, but not beyond the final date the stock option could have been exercised if the participant’s employment had not terminated, in each case based on the term of the option at the original grant date;

•

Continued eligibility for the participant and his or her eligible dependents to receive employee benefits (such as medical, dental, life insurance (not to exceed one year), disability and pension benefits), for a stated period following the participant’s date of termination as indicated in the table below, except when the provision of employee benefits would result in a duplication of benefits provided by any subsequent employer;

•

The retention for the maximum period permitted by applicable law of all rights the participant has to indemnification from us immediately prior to the change of control and the continuation throughout the period of any applicable statute of limitations of any director’s and officer’s liability insurance covering the participant immediately prior to the change of control; and

•

The advancement to the participant of all costs and expenses, including attorney’s fees and disbursements, incurred by the participant in connection with any legal proceedings that relate to the termination of employment or the interpretation or enforcement of any provision of the Senior Management Severance Plan, for which the participant will have no obligation to reimburse us if the participant prevails in the proceeding with respect to at least one material issue or the proceeding is settled.

The following table sets forth the percentage of base salary and bonus and the stated period for continued employee benefits to which each of our named executive officers is entitled under the circumstances described above in connection with a change of control.

Benefits for a Termination In Connection with a Change in Control

Name	Percentage of Annual Base Salary and Bonus	Stated Period for Continued Employee Benefits
Fuad El-Hibri	200%	none
Daniel J. Abdun-Nabi	250%	30 months
Robert G. Kramer	200%	24 months
Adam Havey	200%	24 months
Barry Labinger(1)	200%	24 months

(1)	Mr. Labinger resigned, effective January 4, 2016, so he is no longer an executive officer of the company.

The following table sets forth the amount of potential payments and value of benefits that each named executive officer who was serving as an executive officer on December 31, 2015 would have received if we had terminated the executive officer’s employment prior to or in connection with a change of control on December 31, 2015.

	Termination Prior to or in Connection with a Change of Control
Name	Cash Payments(1)	Value of Benefits(2)	Value of Equity Awards(3)
Fuad El-Hibri	$1,872,957	$—	$5,272,180
Daniel J. Abdun-Nabi	$3,352,565	$63,483	$6,783,063
Robert G. Kramer	$1,422,720	$50,928	$2,251,371
Adam Havey	$1,245,005	$50,928	$1,537,032
Barry Labinger(4)	$1,341,538	$50,928	$1,660,398

(1)	The amounts in this column represent the aggregate amount equal to the applicable specified percentage of the named executive officer’s annual base salary and target bonus in effect on December 31, 2015, plus 100% (the applicable pro rata portion) of the named executive officer’s target annual bonus for 2015.

(2)	The amounts in this column reflect the estimated value of future premiums under our health and welfare benefit plans and life insurance program.

(3)	The amounts in this column reflect the value of accelerated vesting of stock options and restricted stock units. The amounts reflecting the value of accelerated vesting of stock options are calculated by multiplying the number of shares subject to accelerated vesting under outstanding stock options by the difference between $40.01, which was the closing market price per share of our common stock on December 31, 2015, and the per share exercise price of the applicable accelerated stock option. The amounts reflecting the value of accelerated vesting of restricted stock units are calculated by multiplying the number of shares subject to accelerated vesting under restricted stock unit grants by $40.01, which was the closing market price per share of our common stock on December 31, 2015.

(4)	Mr. Labinger resigned, effective January 4, 2016, so he is no longer an executive officer of the company.

General provisions.    All payments under the Senior Management Severance Plan will be reduced by any applicable taxes required by applicable law to be paid or withheld by us. If at the time a participant’s employment is terminated, the participant is a specified employee within the meaning of Section 409A of the Internal Revenue Code, or Section 409A, then any payments to the participant that constitute non-qualified deferred compensation within the meaning of Section 409A will be delayed by a period of six months. All such payments that would have been made to the participant during the six-month period will be made in a lump sum on the date that is six months and one day following the date of termination, and all remaining payments will commence in the seventh month following the date of termination. Our board of directors or any committee thereof designated by our board of directors is authorized to administer the Senior Management Severance Plan and has authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Senior Management Severance Plan as it deems advisable.

As a condition to payment of any amounts under the Senior Management Severance Plan, the participant is required:

•	For the same stated period during which we have agreed to provide continued employee benefits to the terminated employee, not to:

—	Induce, counsel, advise, solicit or encourage our employees to leave our employ or to accept employment with any other person or entity,

—

  Induce, counsel, advise, solicit or encourage any person who we employed within six months prior   to that time to accept employment with any person or entity besides us or hire or engage that person   as an independent contractor,

—

  Solicit, interfere with or endeavor to cause any of our customers, clients or business partners to   cease or reduce its relationship with us or induce any such customer, client or business partner to   breach any agreement that such customer, client or business partner may have with us, and

—	Engage in or have a financial interest in any business competing with us within any state, region or locality in which we are then doing business or marketing products;

•

Upon reasonable notice and at our expense, to cooperate fully with any reasonable request that may be made by us in connection with any investigation, litigation or other similar activity to which we are or may be a party or may otherwise be involved and for which the participant may have relevant information; and

•

To sign and deliver a suitable waiver and release under which the participant will release and discharge us from and on account of any and all claims that relate to or arise out of our employment relationship.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2015 regarding securities authorized for issuance under our equity compensation plans, consisting of our Third Amended and Restated 2006 Stock Incentive Plan and our employee stock purchase plan, as amended. Both of our equity compensation plans were adopted with the approval of our stockholders.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(a)	Wighted-Average Exercise Price of Outstanding Options, Warrants and Rights(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))c(1)(2)
Equity compensation plans approved by stockholders	3,903,315	$17.42	4,265,626
Equity compensation plans not approved by stockholders	—	$—	—
Total	3,903,315		4,265,626

(1)	Includes 3,411,673 and 853,953, respectively, of equity available for issuance under our Third Amended and Restated 2006 Stock Incentive Plan and our employee stock purchase plan. In addition to being available for future issuance upon exercise of stock options and vesting of restricted stock unit awards that have been or may be granted after December 31, 2015, our Third Amended and Restated 2006 Stock Incentive Plan provides for the issuance of stock appreciation rights, restricted stock awards and other stock-based awards.

TRANSACTIONS WITH RELATED PERSONS

Agreements with Intergen N.V.

On November 5, 2008, we entered into an amended and restated marketing agreement with Intergen N.V. that amended and restated a prior amended and restated marketing agreement between the parties. Yasmine Gibellini, the chairperson and a major stockholder of Intergen, is the sister of Fuad El-Hibri, the executive chairman of our board of directors. Under the marketing agreement, we appointed Intergen as our marketing representative for the sale and promotion of BioThrax® (Anthrax Vaccine Adsorbed), PreviThrax™ (Recombinant Protective Antigen Anthrax Vaccine, Purified), Anthrivig™ (Fully Human Anthrax Immunoglobulin), recombinant botulinum vaccine and botulinum immune globulin in Saudi Arabia, Qatar and United Arab Emirates, unless the export of such products to any of these countries is prohibited by the U.S. government. The appointment is non-exclusive. We have agreed to pay Intergen a fee equal to 17.5% of net sales of the marketed products pursuant to customer contracts in Saudi Arabia, and 15% in Qatar and United Arab Emirates. Under the marketing agreement, we have agreed to reimburse Intergen for out-of-pocket expenses attributable to a particular purchase contract up to a specified percentage of net sales under that contract. The marketing agreement provides for automatic one-year successive renewals of the agreement, unless terminated by either party. Either party may terminate the marketing agreement on 90 days’ notice. We have not paid Intergen any fees to date under this agreement.

Registration Rights

In September 2006, we granted registration rights with respect to shares of our common stock to certain of our principal stockholders. The following table sets forth the number of shares of our common stock subject to these registration rights that are held by our 5% stockholders and their affiliates as of March 24, 2016.

Name	Number of Shares of Common Stock
Intervac, L.L.C.	4,344,250
BioVac, L.L.C.	1,524,155

Demand registration rights.    Subject to specified limitations, holders of these registration rights may require that we register all or part of our common stock subject to the registration rights for sale under the Securities Act of 1933. These holders may demand registration of our common stock so long as the aggregate offering price to the public of the shares requested to be registered is at least $25,000,000. We are required to effect only one demand registration, subject to specified exceptions.

Incidental registration rights.    If we propose to register any of our common stock under the Securities Act of 1933, subject to specified exceptions, either for our own account or for the account of other security holders, holders of registration rights are entitled to notice of the registration and to include shares of common stock that are subject to the registration rights in the registered offering. In connection with our Registration Statement on Form S-3 declared effective in 2012, we registered an aggregate of 3,000,000 shares for sale from time to time by these stockholders.

Limitations and expenses.    With specified exceptions, the right to include shares in a registration is subject to the right of underwriters for the offering to limit the number of shares included in the offering. We are required to pay one-half of all fees, costs and expenses of any demand registration, other than underwriting discounts and commissions.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and executive officers. Our form of indemnification agreement, and our certificate of incorporation and by-laws, require us to indemnify and advance expenses to these persons to the full extent permitted by Delaware law. We also intend to enter into an indemnification agreement with each of our future directors and executive officers.

Policies and Procedures for Related Person Transactions

In March 2007, our board of directors adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a related person, has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a related person transaction, the related person must report the proposed related person transaction to our general counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chair of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature are reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•	The related person’s interest in the related person transaction;

•	The approximate dollar value of the amount involved in the related person transaction;

•	The approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	Whether the transaction was undertaken in the ordinary course of our business;

•	Whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	The purpose of, and the potential benefits to us of, the transaction; and

•

Any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is consistent with our best interests. The audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

Interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $1 million dollars or 2% of the annual gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2% of our annual gross revenues; and

•	A transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter. There were no related person transactions in 2015 with respect to which these policies and procedures were not followed.

PROPOSAL 4 — APPROVAL OF AMENDMENT OF STOCK INCENTIVE PLAN

The board of directors believes that our continued growth and profitability depends, in large part, on our ability to maintain a competitive position by attracting, retaining and motivating key employees with experience and ability. We believe that our stock-based compensation programs are central to this objective. We anticipate that the shares currently available under our existing stock-based compensation plans will be insufficient to meet our needs beyond the end of this year, thus impairing our ability to attract and retain key employees through the grant of stock-based awards.

On March 24, 2016, upon the recommendation of the compensation committee, the board of directors adopted our Fourth Amended and Restated 2006 Stock Incentive Plan, or the Amended Plan, subject to stockholder approval. The Amended Plan includes the following material changes to the Third Amended and Restated 2006 Stock Incentive Plan which:

•

Increase the number of shares of our common stock available for issuance under the Third Amended and Restated 2006 Stock Incentive Plan by 3,750,000 shares, subject to adjustment in the event of stock splits and other similar events;

•

Reduce from 10% to 5% the percentage of shares available for issuance under the Amended Plan that may be granted with vesting provisions that do not satisfy the three-year minimum vesting provisions applicable to awards that vest based solely based on the passage of time, or the one-year minimum vesting provisions applicable to awards that do not vest solely based on the passage of time, and eliminate all other exceptions to the minimum vesting provisions except in the case of the death or disability of the participant;

•	Impose a $1 million limit on the compensation payable to any non-employee director in any calendar year; and

•	Increase the per participant limit on performance awards payable in cash per calendar year from $750,000 to $2,000,000.

We believe that our stock-based compensation programs have been integral to our success in the past and will be important to our ability to succeed in the future. Therefore, we consider approval of the Amended Plan vital to our future success.

As described above, the Amended Plan increases the number of shares of common stock available for issuance under the Third Amended and Restated 2006 Stock Incentive Plan by 3,750,000 shares. During the first quarter of 2016, we performed a dilution analysis against our proxy peer group described below in “Compensation Discussion and Analysis” in the year that our peers sought approval from their stockholders for a new stock plan or additional shares under an existing stock incentive plan. We analyzed the number of stock incentive awards outstanding, the shares remaining available for grant under existing plans, and the additional shares being requested under the new or amended plan. Including the incremental dilution to our stockholders from the additional 3,750,000 shares proposed to be added to the Amended Plan (which would be approximately 25% based on 39,832,048 shares outstanding as of March 24, 2016), we believe that the total potential dilution to our stockholders is in line with the 50th percentile range of our peer group. As of March 24, 2016, approximately 12% of outstanding stock options were underwater (meaning that the exercise prices of such options exceed the current trading price of our common stock).

Highlights of the Amended Plan

•

No liberal share recycling.    Shares of common stock delivered to satisfy the exercise price of stock options or to satisfy the tax withholding obligations with respect to options and stock appreciation rights (SARs) will not increase the number of shares available for the future grant of awards under the plan; and shares purchased by us on the open market using proceeds from the exercise of an award will in no event increase the number of shares available for future grant of awards.

•

Fungible Share Counting.    Full value awards (including awards of restricted stock, restricted stock units, other stock unit awards, and performance awards) will deplete the applicable share reserve by 2.3 shares for each share of stock subject to such award.

•	No Repricing of Awards. The Amended Plan prohibits the direct or indirect repricing of stock options or SARs without stockholder approval.

•	No Discounted Options or SARs. All options and SARs must have an exercise or measurement price not less than the fair market value of the underlying common stock on the date of grant.

•

Limit Applicable to Non-Employee Directors.    The Amended Plan provides that in any calendar year, the sum of cash compensation paid to any non-employee director for service as a director and the value of awards under the Amended Plan made to such non-employee director (calculated based on the grant date fair value of such Awards for financial reporting purposes) may not exceed $1,000,000.

•

Independent Committee Administers Awards to Non-Employee Directors.    Awards granted to non-employee directors are granted and administered by a committee of the board of directors, all of the members of which are independent directors as defined by Section 303A.02 of the NYSE Listed Company Manual.

•	“Double Trigger” Vesting of Awards in Connection with a Change in Control. Awards granted under the Amended Plan will not automatically vest solely as a result of a change in control.

•

No Dividends on Unvested Awards.    All dividends, including ordinary cash dividends, paid with respect to shares of restricted stock will be paid to the participant only if and when such shares vest and any dividend equivalents provided with respect to restricted stock unit awards, other stock-unit awards and performance awards are subject to the same restrictions on transfer and forfeitability as the awards with respect to which they are paid.

Description of the Amended Plan

This summary is qualified in its entirety by reference to the Amended Plan, a blacklined copy of which is attached to this proxy statement as Appendix A. You can request a copy of the Amended Plan by writing to Emergent BioSolutions Inc., Attn: Investor Relations, 400 Professional Drive, Suite 400, Gaithersburg, Maryland 20879. A copy of the Amended Plan, which is attached to the electronic copy of this proxy statement filed with the SEC, also may be accessed from the SEC’s home page (www.sec.gov).

Types of Awards

The Amended Plan provides for the grant of “incentive stock options” intended to qualify under Section 422 of the Internal Revenue Code, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, other stock unit awards and performance awards, collectively referred to as Awards.

Any shares of common stock made subject to Awards of incentive stock options, nonstatutory stock options or stock appreciation rights will be counted against the maximum aggregate number of shares of common stock available for issuance under the Amended Plan as one share of common stock for every one share of common stock granted. Any shares of common stock made subject to Awards of restricted stock, restricted stock units, other stock unit awards or performance awards will be counted against the maximum aggregate number of shares of common stock available for issuance under the Amended Plan as (1) one share of common stock for every one share of common stock granted if such Award was granted prior to May 21, 2009, (2) 1.5 shares of common stock for every one share of common stock granted if such Award was granted on or after May 21, 2009 but prior to May 17, 2012, (3) 1.86 shares of common stock for every one share of common stock granted if such Award was granted on or after May 17, 2012 but prior to May 22, 2014, and (4) 2.3 shares of common stock for every one share of common stock granted if such Award was granted on or after May 22, 2014.

Any shares of common stock made subject to Awards of incentive stock options, nonstatutory stock options or stock appreciation rights that are returned to the Amended Plan will be returned as one share of common stock for every one share of common stock granted. Any shares of common stock made subject to Awards of restricted stock, restricted stock units, other stock unit awards or performance awards that are returned to the Amended Plan prior to May 22, 2014 will be returned as (1) one share of common stock for every one share of common stock granted prior to May 21, 2009, (2) 1.5 shares of common stock for every one share of common stock granted on or subsequent to May 21, 2009 and prior to May 17, 2012 and (3) 1.86 shares of common stock for every one share of common stock granted on or subsequent to May 21, 2012 and prior to May 22, 2014. Beginning on May 22, 2014, any shares of common stock subject to Awards of restricted stock, restricted stock units, other stock unit awards or performance awards that are returned to the Amended Plan will be returned as 2.3 shares of common stock for every one share of common subject to the Award, regardless of when the Award was granted.

Stock Options.    Stock options entitle recipients to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price that is no less than 100% of the fair market value of the common stock on the date of grant. Only employees may be granted incentive stock options. Options granted prior to March 6, 2012 may not be granted for a term in excess of ten years. Options granted on or after March 6, 2012 may not be granted for a term in excess of seven years. The Amended Plan permits the following forms of payment of the exercise price of options: (i) payment by cash or check, (ii) subject to certain conditions, payment in connection with a “cashless exercise” through a broker, (iii) subject to certain conditions, surrender to us of shares of common stock, (iv) delivery to us of a promissory note or any other lawful consideration, or (v) any combination of these forms of payment.

Stock Appreciation Rights.    Stock appreciation rights entitle recipients to receive the appreciation in the value of the common stock over the value of the common stock on the date of grant of the stock appreciation right. Stock appreciation rights will be settled by the delivery of shares of common stock. Stock appreciation rights may be issued in tandem with options or as stand-alone rights. The base amount specified on the date of grant to calculate appreciation will be no less than 100% of the fair market value of a share of common stock on the date of grant. The maximum term of any stock appreciation right granted prior to March 6, 2012 will be no more than ten years from the date of grant, and of any stock appreciation right granted on or after March 6, 2012 will be no more than seven years from the date of the grant.

Restricted Stock and Restricted Stock Unit Awards.    Restricted stock Awards entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. Alternatively, instead of issuing common stock that is subject to repurchase, the board of directors may grant Awards known as restricted stock units that entitle recipients to receive unrestricted shares of common stock in the event that the conditions specified in the applicable Award are satisfied prior to the end of the applicable restriction period established for such Award.

Other Stock Unit Awards.    Under the Amended Plan, the board of directors has the right to grant other Awards based upon the common stock or other property having such terms and conditions as the board of directors may determine, including the grant of shares and/or cash based upon certain conditions such as performance-based conditions.

Vesting.    Awards granted to participants other than non-employee directors that vest solely based on the passage of time shall not vest: (i) prior to the first anniversary of the date of grant; (ii) as to more than one-third of the Award prior to the second anniversary of the date of grant; and (iii) as to more than two-thirds of the Award prior to the third anniversary of the date of grant. Awards granted to non-employee directors that vest solely based on the passage of time shall not vest: (i) prior to the earlier of the first anniversary of the date of grant and the date of the first annual meeting held after the date of grant; (ii) as to more than one-third of the Award prior to the earlier of the second anniversary of the date of grant and the date of the second annual meeting held after the date of grant; and (iii) as to more than two-thirds of the Award prior to the earlier of the third anniversary of the date of grant and the date of the third annual meeting held after the date of grant. Awards that do not vest solely based on the passage of time (excluding performance awards) shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, the earlier of the first anniversary of the date of grant and date of the first annual meeting held after the date of grant).

Notwithstanding any other provision of the Amended Plan, the Board or Committee may, either at the time an Award is made or at any time thereafter, waive any right to repurchase shares of common stock (or waive the forfeiture thereof) or remove or modify the restrictions applicable to the Award, in whole or in part, in the event of the death or disability of the participant. The foregoing minimum vesting requirements shall not apply to Awards granted, in the aggregate, for up to 5% of the authorized number of shares available for issuance under the Amended Plan. For the avoidance of doubt, all shares of common stock underlying Awards granted under the Amended Plan shall be counted on a one-for-one basis for purposes of the minimum vesting provisions.

Repricing.    Unless such action is approved by our stockholders or is pursuant to an adjustment to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization: (1) no outstanding option or stock appreciation right may be amended to provide an exercise or base price per share that is lower than the then-current exercise or base price per share of the option or stock appreciation right, (2) the board of directors may not cancel any outstanding option or stock appreciation right and grant in substitution therefor new Awards under the Amended Plan covering the same or a different number of shares of common stock and having an exercise or base price per share lower than the then-current exercise or base price per share of the cancelled option or stock appreciation right, (3) the board of directors may not cancel in exchange for a cash payment any outstanding option or stock appreciation right with an exercise or base price per share above the then-current fair market value of the common stock, and (4) the board of directors may not take any other action under the Amended Plan that constitutes a “repricing” under the rules of the NYSE.

Performance Awards.    The compensation committee may determine, at the time of grant, that a restricted stock award, restricted stock unit award or other stock unit award granted under the Amended Plan will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Internal Revenue Code. The performance criteria for each such Award will be based on one or more of the following measures, which may be determined in accordance with Generally Accepted Accounting Principles (GAAP) or on a non-GAAP basis: earnings or profitability measures, including but not limited to revenue (gross, operating or net), revenue growth, income (gross, operating, net or adjusted), earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings growth, profit margins or contributions, and expense levels or ratios; return measures, including but not limited to return on investment, assets, equity, capital (total or invested); cash flow measures, including but not limited to operating cash flow, cash flow sufficient to achieve financial ratios or a specified cash balance, free cash flow, cash flow return on capital, net cash provided by operating activities, cash flow per share, and working capital or adjusted working capital; stock price and equity measures, including but not limited to return on stockholders’ equity, total stockholder return, stock price, stock price appreciation, market capitalization, earnings per share (basic or diluted) (before or after taxes), and price-to-earnings ratio; and strategic metrics, including but not limited to acquisitions or divestitures, collaborations, licensing or joint ventures, product research and development, clinical trials, regulatory filings or approvals, patent application or issuance, manufacturing or process development, sales or net sales, sales growth, market share, market penetration, inventory control, growth in assets, key hires, business expansion, achievement of milestones under a third-party agreement, financing, resolution of significant litigation, legal compliance or risk reduction, improvement of financial ratings, or achievement of balance sheet or income statement objectives.

Such performance measures may be adjusted to exclude any one or more of extraordinary items, gains or losses on the dispositions of discontinued operations, the cumulative effects of changes in accounting principles, the impairment or write-down of any asset or assets, charges for restructuring and rationalization programs, or other extraordinary or non-recurring items, as specified by the compensation committee when establishing the performance measures. Such performance measures may vary by participant and may be different for different Awards, may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the compensation committee, and must be set by the compensation committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as performance-based compensation may be based on these or such other performance measures as the board of directors may determine.

Eligibility to Receive Awards

Our employees, officers, directors, consultants and advisors are eligible to be granted Awards under the Amended Plan. The maximum number of shares of common stock with respect to which Awards may be granted to any participant under the Amended Plan is 1,000,000 per calendar year. Awards made under the Amended Plan that are subject to the achievement of performance goals pursuant to the Amended Plan can provide for cash payments of up to $2,000,000 per calendar year per individual. In addition, the Amended Plan provides that in any calendar year, the sum of cash compensation paid to any non-employee director for service as a director and the value of Awards under the Amended Plan made to such non-employee director (calculated based on the grant date fair value of such Awards for financial reporting purposes) may not exceed $1,000,000.

Plan Benefits

As of March 24, 2016, approximately 322 employees are eligible to receive Awards under the Amended Plan, including four executive officers. Seven non-employee directors are also eligible to receive Awards under the Amended Plan. The granting of Awards under the Amended Plan is discretionary, and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group. On March 24, 2016, the closing price of our common stock on the NYSE was $33.75.

Administration

The Amended Plan is administered by our board of directors. Our board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Amended Plan and to interpret the provisions of the Amended Plan. Pursuant to the terms of the Amended Plan, the board of directors may delegate authority under the Amended Plan to one or more committees or subcommittees of the board of directors. The board of directors has authorized our compensation committee to administer certain aspects of the Amended Plan, including the granting of options to executive officers.

The board of directors also may delegate authority under the Amended Plan to our officers, each of whom has the power to make Awards to all of our employees, except to executive officers. The board of directors has authorized our chief executive officer and executive chairman to grant stock options under our Amended Plan. Neither the chief executive officer nor the executive chairman is authorized to grant options to himself, to any other director or executive officer, to any other officer or other person whose compensation is determined by the compensation committee or to any person who the board of directors or the compensation committee may from time to time designate in writing. Our board of directors has fixed the terms of the Awards to be granted by such officers, including the exercise price of such Awards and the maximum number of shares subject to Awards that such officers may make, as well as the period in which Awards may be granted.

Subject to any applicable limitations contained in the Amended Plan, our board of directors, our compensation committee, or any other committee to whom our board of directors delegates authority, as the case may be, selects the recipients of Awards and determines the number of shares of common stock covered by options and the dates upon which such options become exercisable, the exercise price of options (which may not be less than 100% of the fair market value of the common stock), the duration of options (which may not exceed seven years in the case of options granted on or after March 6, 2012) and the number of shares of common stock subject to any stock appreciation right, restricted stock, restricted stock units or other stock unit awards and the terms and conditions of such Awards, including conditions for exercise, repurchase, issue price and repurchase price.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such Award will again be available for grant under the Amended Plan. Shares of common stock delivered to us by a participant to satisfy tax withholding obligations with respect to restricted stock, restricted stock units, and other stock unit awards (including shares retained from the Award creating the tax obligation) will again be available for grant under the Amended Plan. However, shares of common stock delivered to us by a participant to satisfy tax withholding obligations with respect to an option or stock appreciation right (including shares retained from the Award creating the tax obligation) will not again be available for grant under the Amended Plan. In no event will shares of common stock repurchased by us on the open market using the proceeds from the exercise of an Award increase the number of shares available for future grant of Awards under the Amended Plan.

Adjustments for Changes in Common Stock and Certain Other Events

Our board of directors is required to make appropriate adjustments in connection with the Amended Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. If a merger or other reorganization event occurs, our board of directors will provide that all of our outstanding options are to be assumed or substituted by the successor corporation. If the merger or reorganization event also constitutes a change in control event, as defined under the Amended Plan, the assumed or substituted options will become immediately exercisable in full if on or prior to the first anniversary of the reorganization event an option holder’s employment with us or our succeeding corporation is terminated by the option holder for good reason or is terminated by us or the succeeding corporation without cause, each as defined in the Amended Plan. In the event the succeeding corporation does not agree to assume, or substitute for, outstanding options, then our board of directors will provide that all unexercised options will become exercisable in full prior to the completion of the merger or other reorganization event and that these options will terminate immediately prior to the completion of the merger or other reorganization event if not previously exercised. Our board of directors may also provide for a cash out of the value of any outstanding options. In addition, upon the occurrence of a change in control event that does not also constitute a reorganization event under the Amended Plan, each option will continue to vest according to its original vesting schedule, except that an option will become immediately exercisable in full if on or prior to the first anniversary of the change in control event an option holder’s employment with us or our succeeding corporation is terminated by the option holder for good reason or is terminated by us or our succeeding corporation without cause.

If a merger or other reorganization event occurs, our repurchase and other rights under outstanding restricted stock Awards will apply to the cash, securities or other property which our common stock is converted into or exchanged for pursuant to such merger or other reorganization event in the same manner and to the same extent as such repurchase and other rights applied to our common stock under such Awards. If a merger or other reorganization event occurs that also constitutes a change of control event, unless provided to the contrary in the instrument evidencing a restricted stock Award, a restricted stock Award will become immediately vested in full if, on or prior to the first anniversary of the change in control event, the holder’s employment with us or our succeeding corporation is terminated for good reason by the holder or is terminated by us or the succeeding corporation without cause, each as defined in the Amended Plan.

Our board of directors may specify the effect of a merger or other reorganization event or change in control event on any stock appreciation right or other stock unit Award at the time of grant.

Amendment or Termination

Our board of directors generally may amend, modify or terminate any outstanding Award, including substituting another Award therefor, provided that we must obtain the holder’s consent unless our board of directors determines that such action would not materially and adversely affect the holder (other than to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization or in connection with certain mergers or other reorganization events) and, without stockholder approval, as more fully described above, we cannot amend any outstanding option or stock appreciation right to provide an exercise or base price per share that is lower than the then-current exercise or base price per share of the option or stock appreciation right (other than to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization).

In addition, our board of directors may amend, suspend or terminate the Amended Plan or any portion thereof at any time, except that, to the extent determined by our board of directors, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement shall become effective until such stockholder approval is obtained and stockholder approval will be required for any amendment to the Amended Plan that (i) materially increases the number of shares of common stock available for issuance under the Amended Plan (other than an increase to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization) or (ii) materially expands the class of service providers eligible to participate in the Amended Plan. No Award may be granted under the Amended Plan after December 31, 2021, but Awards previously granted may extend beyond that date.

If stockholders do not approve the Amended Plan, the Amended Plan will not go into effect. In such event, our board of directors will consider whether to adopt alternative arrangements based on its assessment of our needs.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the Amended Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A regarding nonstatutory deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be compensation income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise it will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of stock appreciation rights equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the stock appreciation right was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Internal Revenue Code is made within 30 days of the date of grant. If a timely election under Section 83(b) is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have compensation income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise it will be short-term.

Other Stock Unit Awards

The tax consequences associated with any other stock unit Awards granted under the Amended Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying common stock.

Tax Consequences to Us

There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

Vote Required and Board Recommendation

Approval of Proposal 4 requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions are considered votes cast and, therefore, will have the effect of a vote against the matter. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote on this proposal for your shares to be counted on this proposal.

The board of directors recommends a vote “FOR” the approval of the Fourth Amended and Restated Emergent BioSolutions Inc. 2006 Stock Incentive Plan.

PROPOSAL 5 — APPROVAL OF ADOPTION OF AMENDMENT OF CERTIFICATE OF INCORPORATION

Introduction

Our board of directors has unanimously determined that it is in the best interests of the company and its stockholders to approve the adoption of the Third Restated Certificate of Incorporation, a blacklined copy of which is attached to this proxy statement as Appendix B, which would amend and restate in its entirety our Restated Certificate of Incorporation, or the Charter, for the sole purpose of increasing the number of authorized shares of our common stock from 100,000,000 shares to 200,000,000 shares. This increase in authorized shares of common stock would result in an increase of the total number of authorized shares of our capital stock from 115,000,000 shares to 215,000,000 shares.

Currently, the Charter authorizes an aggregate of 115,000,000 shares of capital stock, consisting of 100,000,000 shares of authorized common stock and 15,000,000 shares of authorized preferred stock, of which 100,000 shares have been designated as Series A Junior Participating Preferred Stock. No shares of preferred stock are issued and outstanding and we are not proposing to increase the authorized number of shares of preferred stock or to make any other changes to the Charter.

As of March 24, 2016, we had:

•	39,832,048 shares of common stock outstanding;

•	422,830 shares of treasury stock;

•	4,108,863 shares of common stock subject to outstanding stock options and restricted stock units;

•	853,952 shares of common reserved for future issuance under our 2012 Employee Stock Purchase Plan;

•	2,050,804 shares of common stock reserved for future issuance under our Third Amended and Restated 2006 Stock Incentive Plan; and

•	7,720,525 shares of common stock reserved for future issuance upon conversion of our outstanding 2.875% convertible senior notes due 2021.

Accordingly, approximately 55% of our authorized shares of common stock have been issued or are reserved for issuance.

To effectuate the proposed increase in the number of authorized shares of our common stock, we are asking our stockholders to approve the adoption of the Third Restated Charter.

For a description of our common stock, please see our Registration Statement on Form 8-A, as filed with the SEC on November 7, 2006.

Reasons for the Proposal to Approve the Adoption of the Third Restated Charter

We have not sought an increase in our authorized shares of common stock since our initial public offering in 2006. We believe that an increase in the number of authorized shares of our common stock is critical to ensure that a sufficient number of shares is available for future issuances to support the continued growth of our company if and when our board of directors deems it to be in our and our stockholders’ best interests. While we have no current plans to issue any shares of our common stock that would require the proposed increase, we may use any of the increased shares at the time and in the manner approved by our board of directors, which may include raising capital through equity financing, executing potential strategic transactions or establishing collaborative relationships, acquiring businesses or assets, issuing equity awards to employees or stock dividends to stockholders, effecting stock splits or engaging in other general corporate transactions. We believe the increase of our authorized shares will provide us with the ability and flexibility to access equity capital when needed and available. We also believe that if we do not obtain stockholder approval to increase the number of authorized shares of our common stock, our planned operations and continued growth may be materially and adversely impacted.

Effects of Stockholder Approval of Increased Authorized Shares

If this proposal is approved by our stockholders, the additional authorized shares of common stock may be issued from time to time by actions of our board of directors without further stockholder approval, except as required by law, regulatory authorities or New York Stock Exchange rules. The increase in authorized shares of common stock will not alter our current number of issued shares of common stock. The relative rights and limitations of the shares of common stock will remain unchanged under the Third Restated Charter. The additional shares of common stock to be authorized by stockholder approval under this proposal would have the rights identical to the currently outstanding shares of our common stock. Our stockholders will not realize any dilution in their percentage of ownership of us or their voting rights as a result of the increase. However, issuances of additional shares of common stock in the future may, among other things, dilute the earnings per share of our common stock and the equity and voting rights of those holding our common stock at the time the additional shares are issued. Our stockholders do not have preemptive rights to purchase additional securities that may be issued by us. This means that stockholders do not have the right to purchase any newly issued shares of our common stock in order to maintain their proportionate ownership interests in us.

The additional shares of common stock that would become available for issuance may also be used to oppose a hostile takeover attempt or to delay or prevent changes in control of the company. For example, without further stockholder approval, our board of directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current board of directors. However, this proposal to increase authorized shares is prompted by business and financial considerations and not by the threat of any hostile takeover attempt, and we are not aware of any such attempts directed at us.

Votes Required and Board Recommendation

The affirmative vote of a majority of the shares of our common stock outstanding and entitled to vote at the annual meeting is required to approve the adoption of the Third Restated Charter to increase our authorized shares of common stock. Accordingly, each abstention or broker non-vote will have the same effect as a vote “Against” this proposal.

The Third Restated Charter will be effective immediately upon acceptance of filing by the Secretary of State of Delaware following stockholder approval of this proposal.

The board of directors recommends a vote “FOR” approval of the adoption of the Third Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 100,000,000 shares to 200,000,000 shares.

ADDITIONAL MATTERS

Other Matters

Our board of directors has no knowledge of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on those matters.

Requests for Copies of Annual Report

We will provide without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including financial statements and schedules, to each of our stockholders of record on March 24, 2016, and to each beneficial owner of common stock on that date, upon receipt of a written request for the Form 10-K mailed to our offices, Emergent BioSolutions Inc., 400 Professional Drive, Suite 400, Gaithersburg, MD 20879, Attention: Investor Relations, telephone: (240) 631-3200. In the event that exhibits to the Form 10-K are requested, a fee will be charged for reproduction of the exhibits. Requests from beneficial owners of common stock must set forth a good faith representation as to such ownership. Our filings with the SEC are available without charge on our website at www.emergentbiosolutions.com as soon as reasonably practicable after they are filed.

Stockholder Proposals for the 2017 Annual Meeting

Any stockholder who intends to present a proposal at the company’s annual meeting to be held in 2017, and who wishes to have the proposal included in the company’s proxy statement for that meeting, must deliver the proposal to the company’s Corporate Secretary no later than December 9, 2016. Any proposal received after this date will be considered untimely and may be excluded from the proxy statement. A proposal must satisfy the rules and regulations of the Securities and Exchange Commission to be eligible for inclusion in the proxy statement for that meeting.

A stockholder may present a proposal that is a proper subject for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the stockholder must comply with the procedures set forth in the company’s by-laws. The by-laws require that a stockholder who intends to present a proposal at an annual meeting of stockholders submit the proposal to the Corporate Secretary not fewer than 90 and not more than 120 days before the anniversary of the date of the previous year’s annual meeting. To be eligible for consideration at the 2017 annual meeting, such a proposal and any nominations for director must be received by the Corporate Secretary between January 19, 2017 and February 18, 2017. This advance notice period is intended to allow stockholders an opportunity to consider all business and nominees expected to be considered at the meeting. Any such proposal received after this date may be considered untimely and may be excluded.

All submissions to, or requests from, the Corporate Secretary should be made to Emergent BioSolutions Inc., Attention: Corporate Secretary, 400 Professional Drive, Suite 400, Gaithersburg, MD 20879.

By Order of the Board of Directors,

A.B. Cruz III

Executive Vice President, General Counsel and Corporate Secretary

Gaithersburg, Maryland

April 8, 2016

OUR BOARD OF DIRECTORS HOPES THAT YOU WILL ATTEND THE

ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED

TO VOTE YOUR PROXY AS SOON AS POSSIBLE. IF YOU ATTEND THE MEETING, YOU

MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

Appendix A

~~THIRD~~FOURTH AMENDED AND RESTATED

EMERGENT BIOSOLUTIONS INC. 2006 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this ~~Third~~Fourth Amended and Restated 2006 Stock Incentive Plan (the “Plan”) of Emergent BioSolutions Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. The Plan amends and restates the 2006 Stock Incentive Plan (the “Original Plan”) that was originally adopted by the board of directors of the Company (the “Board”) on October 25, 2006 and approved by the stockholders on October 27, 2006, was amended by the Board on March 31, 2009 and approved by the stockholders on May 21, 2009, was amended by the Board on March 6, 2012 and approved by the stockholders on May 17, 2012 ~~and~~, was amended by the Board on March 20, 2014 and approved by the stockholders on ~~[~~May 22, 2014~~]~~ and was amended by the Board on March 24, 2016 and approved by our stockholders on [May 19, 2016]. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board.

2.	Eligibility

All of the Company’s employees, officers, directors, consultants and advisors to the Company (as such terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to receive options, stock appreciation rights, restricted stock, restricted stock units and other stock-unit awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”.

3.	Administration and Delegation

(a) Administration by Board of Directors.    The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees.    To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers.    ~~To the extent permitted by~~ Subject to any requirements of applicable law (including as applicable Sections 152 and 157(c) of the General Corporation Law of the State of Delaware), the

Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company ~~or any of its present or future subsidiary corporations~~ and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of ~~the~~ Awards to be granted by such officers ~~(including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the~~, the maximum number of shares subject to Awards that the officers may grant~~;~~, and the time period in which such Awards may be granted; and provided further~~, however~~, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act).

(d) Awards to Non-Employee Directors.    Awards made to non-employee directors will be granted and administered by a Committee, all of the members of which are independent directors as defined by Section 303A.02 of the New York Stock Exchange Listed Company Manual.

4.	Stock Available for Awards.

(a) Maximum Number of Shares.    An aggregate of ~~4,000,000~~3,750,000 shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) shall be added to the ~~11,178,826~~15,178,826 shares issuable or transferable under the Plan as of ~~March 19, 2014~~March 23, 2016 for a total of ~~15,178,826~~18,928,826 shares.

If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), is settled in cash, or results in any shares of Common Stock not being issued, the unused shares of Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Shares of Common Stock delivered (either by actual delivery, attestation or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations with respect to Options and Stock Appreciation Rights (including shares retained from the Option or Stock Appreciation Right creating the tax obligation) shall not be added back to the number of shares available for future grant of Awards (for the avoidance of doubt, shares of Common Stock delivered to the Company by a Participant to satisfy tax withholding obligations with respect to Restricted Stock, Restricted Stock Units and Other Stock Unit Awards (including shares retained from the Restricted Stock, Restricted Stock Unit or Other Stock Unit Award creating the tax obligation) shall be added back to the number of shares available for future grant of Awards). However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. Notwithstanding anything to the contrary herein, with respect to Stock Appreciation Rights settled in shares of Common Stock upon exercise, the aggregate number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised, rather than the number of shares of Common Stock actually issued upon exercise, shall be counted against the number of shares of Common Stock available for Awards under the Plan. In no event shall shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award increase the number of shares available for future grant of Awards.

(b) Computing the Total Number of Shares of Common Stock Available Under the Plan.    For purposes of computing the maximum aggregate number of shares of Common Stock available for issuance under the Plan, the following rules shall apply:

(i) Any shares of Common Stock made subject to Awards of Options or Stock Appreciation Rights shall be counted against the maximum aggregate number of shares of Common Stock available for issuance under the Plan as one (1) share of Common Stock for every one (1) share of Common Stock granted.

(ii) Any shares of Common Stock made subject to Awards of Options or Stock Appreciation Rights which shares are returned to the Plan pursuant to Section 4(a) shall be retuned as one (1) share of Common Stock for every one (1) share of Common Stock granted.

(iii) Any shares of Common Stock made subject to a Full-Value Award (as defined below): (A) granted prior to May 21, 2009, shall be counted against the maximum aggregate number of shares of Common Stock available for issuance under the Plan as one (1) share of Common Stock for every one (1) share of Common Stock granted; (B) granted on or after May 21, 2009 but prior to May 17, 2012, shall be counted against the maximum aggregate number of shares of Common Stock available for issuance under the Plan as 1.5 shares of Common Stock for every one (1) share of Common Stock granted; (C) granted on or after May 17, 2012 but prior to May 22, 2014, shall be counted against the maximum aggregate number of shares of Common Stock available for issuance under the Plan as 1.86 shares of Common Stock for every one (1) share of Common Stock granted; and (D) granted on or after May 22, 2014, shall be counted against the maximum aggregate number of shares of Common Stock available for issuance under the Plan as 2.3 shares of Common Stock for every one (1) share of Common Stock granted. A “Full- Value Award” is an Award of Restricted Stock, a Restricted Stock Unit Award, an Other Stock Unit Award or a Performance Award.

(iv) Any shares of Common Stock made subject to a Full-Value Award which shares are returned to the Plan pursuant to Section 4(a): (A) shall be returned as one (1) share of Common Stock for every one (1) share of Common Stock granted prior to May 21, 2009; (B) shall be returned as 1.5 shares of Common Stock for every one (1) share of Common Stock granted on or subsequent to May 21, 2009 and prior to May 17, 2012; (C) shall be returned as 1.86 shares of Common Stock for every one (1) share of Common Stock granted on or subsequent to May 17, 2012 and prior to May 22, 2014. Beginning on May 22, 2014, any shares of Common Stock subject to a Full-Value Award that are returned to the Plan will be returned as 2.3 shares of Common Stock for every one (1) share of Common Stock subject to such Award, regardless of when the Award was granted.

(c) Sublimits.

(i) Section 162(m) Per Participant Limit.    The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,000,000 per ~~fiscal~~calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR (as each is hereafter defined) shall be treated as a single Award. The per Participant limit described in this Section 4(c) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”). For the avoidance of doubt, all shares of Common Stock underlying Awards granted under the Plan shall be counted on a one-for-one basis for purposes of the sublimit set forth in this section.

(ii) Limit ~~on Awards~~Applicable to Non-Employee Directors.    ~~The maximum number of shares with respect to which Awards may be granted to directors who are not employees as of the time of grant shall be 5% of the maximum number of authorized shares set forth in Section 4(a).~~In any calendar year, the sum of cash compensation paid to any non-employee director for service as a director and the value of Awards under the Plan made to such non-employee director (calculated based on the grant date fair value of such Awards for financial reporting purposes) shall not exceed $1,000,000.

(d) Substitute Awards.    In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock unit awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options

(a) General.    The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b) Incentive Stock Options.    An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Emergent BioSolutions Inc., any of Emergent BioSolutions Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price.    The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement; provided, however, that the exercise price shall not be less than 100% of the Fair Market Value (as defined below) on the date the Option is granted.

(d) Duration and Vesting of Options.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement subject to the limitations of the Plan; provided, however, that no Option granted before March 6, 2012 will be granted for a term in excess of 10 years and no Option granted on or after March 6, 2012 will be granted for a term in excess of 7 years. Options granted to Participants other than non-employee directors that vest solely based on the passage of time shall not vest (i) prior to the first anniversary of the date of grant; (ii) as to more than one-third of the Award prior to the second anniversary of the date of grant; and (iii) as to more than two-thirds of the Award prior to the third anniversary of the date of grant. Options to non-employee directors that vest solely based on the passage of time shall not vest: (i) prior to the earlier of the first anniversary of the date of grant and the date of the first annual meeting held after the date of grant; (ii) as to more than one-third of the Award prior to the earlier of the second anniversary of the date of grant and the date of the second annual meeting held after the date of grant; and (iii) as to more than two-thirds of the Award prior to the earlier of the third anniversary of the date of grant and the date of the third annual meeting held after the date of grant. Notwithstanding the foregoing, the Board or the Committee, either at the time the Option is granted or at any time thereafter, may allow an Option to accelerate and become vested, in whole or in part, prior to the vesting date specified above, in the event of the death or disability of the Participant~~, the termination of the Participant’s employment by or service to the Company under specified circumstances, with respect to Options granted in connection with an acquisition by the Company or as a result of a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company~~.Options that do not vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, the earlier of the first anniversary of the date of grant and the date of the first annual meeting held after the date of grant). The ~~four foregoing sentences shall only apply to Options granted on or after March 6, 2012. The~~ foregoing minimum vesting requirements shall not apply to ~~Options and Stock Appreciation Rights~~Awards granted, in the aggregate, for up to ~~10~~5% of the authorized number of shares specified in Section 4(a). For the avoidance of doubt, all shares of Common Stock underlying Awards granted under the Plan shall be counted on a one-for-one basis for purposes of the minimum vesting provision set forth in this section. The six foregoing sentences shall apply to Options granted on or after May 19, 2016.

(e) Exercise of Option.    Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Subject to Section 10(e), shares of Common Stock subject to the Option will be delivered by the

Company following exercise either as soon as practicable ~~or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board)~~.

(f) Payment Upon Exercise.    Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(i) in cash or by check, payable to the order of the Company;

(ii) except as otherwise provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding; (iii) to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(iv) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by the Board, in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(v) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing.    Unless such action is approved by the Company’s stockholders or is pursuant to Section 9 of the Plan: (i) outstanding Options granted under the Plan may not be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (ii) the Board may also not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (iii) the Board may not cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value or (iv) the Board may not take any other action under the Plan that constitutes a “repricing” under the rules of the New York Stock Exchange (“NYSE”).

6.	Stock Appreciation Rights

(a) General.    A Stock Appreciation Right, or SAR, is an Award entitling the holder, upon exercise, to receive an amount of Common Stock determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. The date as of which such appreciation or other measure is determined shall be the exercise date.

(b) Grants.    Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

(i) Tandem Awards.    When Stock Appreciation Rights are expressly granted in tandem with Options, (i) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (iv) the Stock Appreciation Right will be transferable only with the related Option. No tandem SAR may have a base amount that is less than 100% of the fair market value of a share of Common Stock on the date of grant. No tandem SAR granted prior to March 6, 2012 may have a term of more than ten (10) years from the date of grant and no tandem SAR granted on or after March 6, 2012 may have a term of more than seven (7) years from the date of grant.

(ii) Independent SARs.    A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award; provided, however, that the base amount specified on the date of grant to calculate appreciation shall be no less than 100% of the fair market value of a share of Common Stock on the date of grant and the maximum term of any Stock Appreciation Right shall (i) with respect to Stock Appreciation Rights granted prior to March 6, 2012, be no more than ten (10) years from the date of grant and (ii) with respect to Stock Appreciation Rights granted on or after March 6, 2012 be no more than seven (7) years from the date of grant.

(c) Exercise.    Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

(d) Vesting.    Stock Appreciation Rights granted to Participants other than non-employee directors that vest solely based on the passage of time shall not vest (i) prior to the first anniversary of the date of grant; (ii) as to more than one-third of the Award prior to the second anniversary of the date of grant; and (iii) as to more than two-thirds of the Award prior to the third anniversary of the date of grant. Stock Appreciation Rights granted to non-employee directors that vest solely based on the passage of time shall not vest: (i) prior to the earlier of the first anniversary of the date of grant and the date of the first annual meeting held after the date of grant; (ii) as to more than one-third of the Award prior to the earlier of the second anniversary of the date of grant and the date of the second annual meeting held after the date of grant; and (iii) as to more than two-thirds of the Award prior to the earlier of the third anniversary of the date of grant and the date of the third annual meeting held after the date of grant. Notwithstanding the foregoing, the Board or the Committee, either at the time the Stock Appreciation Right is granted or at any time thereafter, may allow an Stock Appreciation Right to accelerate and become vested, in whole or in part, prior to the vesting date specified above, in the event of the death or disability of the Participant~~, the termination of the Participant’s employment by or service to the Company under specified circumstances, with respect to Stock Appreciation Rights granted in connection with an acquisition by the Company or as a result of a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company~~. Stock Appreciation Rights that do not vest solely based on the passage of time shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, the earlier of the first anniversary of the date of grant and the date of the first annual meeting held after the date of grant). The ~~four foregoing sentences shall only apply to Stock Appreciation Rights granted on or after March 6, 2012. The~~ foregoing minimum vesting requirements shall not apply to ~~Options and Stock Appreciation Rights~~Awards granted, in the aggregate, for up to ~~10~~5% of the authorized number of shares specified in Section 4(a). For the avoidance of doubt, all shares of Common Stock underlying Awards granted under the Plan shall be counted on a one-for-one basis for purposes of the minimum vesting provision set forth in this section. The six foregoing sentences shall only apply to Stock Appreciation Rights granted on or after May 19, 2016.

(e) Limitation on Repricing.    Unless such action is approved by the Company’s stockholders or is pursuant to Section 9 of the Plan: (i) outstanding Stock Appreciation Rights granted under the Plan may not be amended to provide a base price per share that is lower than the then-current base price per share of such outstanding Stock Appreciation Right, (ii) the Board may also not cancel any outstanding stock appreciation right (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having a base price per share lower than the then-current base price per share of the cancelled stock appreciation right, (iii) the Board may not cancel in exchange for a cash payment any outstanding Stock Appreciation Right with a base price per share above the then-current Fair Market Value or (iv) the Board may not take any other action under the Plan that constitutes a “repricing” under the rules of the NYSE.

7.	Restricted Stock; Restricted Stock Units

(a) General.    The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions for all Restricted Stock Awards.    The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, provided that for Restricted Stock Awards granted on or after ~~March 6~~May 19, ~~2012~~2016, the following minimum vesting provisions shall apply. Restricted Stock Awards granted to Participants other than non-employee directors that vest solely based on the passage of time shall not vest: (i) prior to the first anniversary of the date of grant; (ii) as to more than one-third of the Award prior to the second anniversary of the date of grant; and (iii) as to more than two-thirds of the Award prior to the third anniversary of the date of grant. Restricted Stock Awards granted to non-employee directors that vest solely based on the passage of time shall not vest: (i) prior to the earlier of the first anniversary of the date of grant and the date of the first annual meeting held after the date of grant; (ii) as to more than one-third of the Award prior to the earlier of the second anniversary of the date of grant and the date of the second annual meeting held after the date of grant; and (iii) as to more than two-thirds of the Award prior to the earlier of the third anniversary of the date of grant and the date of the third annual meeting held after the date of grant. Restricted Stock Awards that do not vest solely based on the passage of time (excluding Performance Awards granted pursuant to Section 10(i)) shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, the earlier of the first anniversary of the date of grant and date of the first annual meeting held after the date of grant).

~~The foregoing minimum vesting requirements shall not apply to Restricted Stock Awards and Other Stock-Unit Awards granted, in the aggregate, for up to 10% of the authorized number of shares specified in Section 4(a).~~ Notwithstanding any other provision of the Plan (other than Section ~~9~~10(i), if applicable), the Board or Committee may, either at the time a Restricted Stock Award is made or at any time thereafter, waive any right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify the restrictions applicable to the Restricted Stock Award, in whole or in part, in the event of the death or disability of the Participant~~, the termination of the Participant’s employment by or service to the Company under specified circumstances, with respect to Restricted Stock Awards or Other Stock Unit Awards granted in connection with an acquisition by the Company or as a result of a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company.~~ . The foregoing minimum vesting requirements shall not apply to Awards granted, in the aggregate, for up to 5% of the authorized number of shares specified in Section 4(a). For the avoidance of doubt, all shares of Common Stock underlying Awards granted under the Plan shall be counted on a one-for-one basis for purposes of the minimum vesting provisions set forth in this section.

(c) Additional Provisions Relating to Restricted Stock

(i) Dividends.    Unless otherwise provided in the applicable Award agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Unvested Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Unvested Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the shares of Restricted Stock.

(ii) Stock Certificates.    The Company may require that any stock certificates issued in respect of shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(d) Additional Provisions Relating to Restricted Stock Units

(i) Settlement.    Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company ~~one share~~such number of shares of Common Stock or an amount of cash equal to the Fair Market Value of ~~one share~~such number of shares of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant.

(ii) Voting Rights.    A Participant shall have no voting rights with respect to any Restricted Stock Units.

(iii) Dividend Equivalents.    To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents ~~may be paid currently or credited to an account for the Participants,~~ may be settled in cash and/or shares of Common Stock and shall be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement.

8.	Other Stock-Unit Awards

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock Unit Award, including any purchase price applicable thereto, provided that for Other Stock Unit Awards granted on or after ~~March 6, 2012~~May 19, 2016 the following minimum vesting provisions shall apply. Other Stock Unit Awards granted to Participants other than non-employee directors that vest solely based on the passage of time shall not vest: (i) prior to the first anniversary of the date of grant; (ii) as to more than one-third of the Award prior to the second anniversary of the date of grant; and (iii) as to more than two-thirds of the Award prior to the third anniversary of the date of grant. Other Stock Unit Awards granted to non-employee directors that vest solely based on the passage of time shall not vest: (i) prior to the earlier of the first anniversary of the date of grant and the date of the first annual meeting held after the date of grant; (ii) as to more than one-third of the Award prior to the earlier of the second anniversary of the date of grant and the date of the second annual meeting held after the date of grant; and (iii) as to more than two-thirds of the Award prior to the earlier of the third anniversary of the date of grant and the date of the third annual meeting held after the date of grant. Other Stock Unit Awards that do not vest solely based on the passage of time (excluding Performance Awards granted pursuant to Section 10(i)) shall not vest prior to the first anniversary of the date of grant (or, in the case of Awards to non-employee directors, the earlier of the first anniversary of the date of grant and date of the first annual meeting held after the date of grant).

~~The foregoing minimum vesting requirements shall not apply to Restricted Stock Awards and Other Stock-Unit Awards granted, in the aggregate, for up to 10% of the authorized number of shares specified in Section 4(a)(1).~~ Notwithstanding any other provision of the Plan (other than Section ~~9~~10(i), if applicable), the Board or Committee may, either at the time a Stock Unit Award is made or at any time thereafter, waive any right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify the restrictions applicable to the Stock Unit Award, in whole or in part, in the event of the death or disability of the Participant~~, the termination of the Participant’s employment by or service to the Company under specified circumstances, with respect to Restricted Stock Awards or Other Stock Unit Awards granted in connection with an acquisition by the Company or as a result of a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company.~~ . The foregoing minimum vesting requirements shall not apply to Awards granted, in the aggregate, for up to 5% of the authorized number of shares specified in Section 4(a)(1). For the avoidance of doubt, all shares of Common Stock underlying Awards granted under the Plan shall be counted on a one-for-one basis for purposes of the minimum vesting provisions set forth in this section.

9.	Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization.    In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the ~~per-Participant limit~~limits set forth in Section 4(c), (iii) the share- and per-share provisions and the exercise price of each SAR, (iv) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to any outstanding Options are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then optionees who exercise such Options between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization and Change in Control Events

(i) Definitions

(A) A “Reorganization Event” shall mean:

(1) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled;

(2) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction; or

(3) any liquidation or dissolution of the Company.

(B) A “Change in Control Event” shall mean:

(1) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d 3 promulgated under the Exchange Act) 50% or more of either (x) the aggregate number of shares of Common Stock then-outstanding (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (3) of this definition; or

(2) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or (3) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(3) the liquidation or dissolution of the Company.

(C) “Good Reason” shall mean any significant diminution in the Participant’s title, authority, or responsibilities from and after such Reorganization Event or Change in Control Event, as the case may be, or any reduction in the annual cash compensation payable to the Participant from and after such Reorganization Event or Change in Control Event, as the case may be, or the relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from its location immediately prior to such Reorganization Event or Change in Control Event.

(D) “Cause” shall mean any (i) willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company, (ii) willful misconduct by the Participant which affects the business reputation of the Company, (iii) material breach by the Participant of any employment, consulting, confidentiality, non-competition or non-solicitation agreement with the Company, (iv) conviction or plea of nolo contendere (no contest) by the Participant to a felony, or (v) commission by the Participant of any act involving fraud, theft or dishonesty with respect to the Company’s business or affairs. The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for Cause was warranted.

(ii) Effect on Options

(A) Reorganization Event. Upon the occurrence of a Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to a Reorganization Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided that if such Reorganization Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company such assumed or substituted options shall become immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Reorganization Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation or the Participant’s service on the Board is terminated. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, some or all of such Options, or in the event of a liquidation or dissolution of the Company, the Board shall, upon written notice to the Participants, provide with respect to any Options that are not to be ~~acquired~~assumed by an acquiring or succeeding corporation that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that all such outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options and any applicable tax withholdings.

(B) Change in Control Event that is not a Reorganization Event. Upon the occurrence of a Change in Control Event that does not also constitute a Reorganization Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, then outstanding ~~Option~~Options shall continue to become vested in accordance with the original vesting schedule set forth in such Option, provided, however, that each such Option shall be immediately exercisable in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(iii) Effect on Restricted Stock Awards

(A) Reorganization Event that is not a Change in Control Event. Upon the occurrence of a Reorganization Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

(B) Change in Control Event. Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, each then outstanding Restricted Stock Award shall continue to become free from conditions or restrictions in accordance with the original schedule set forth in such Restricted Stock Award, provided, however, that each such Restricted Stock Award shall immediately become free from all conditions or restrictions if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(iv) Effect on Stock Appreciation Rights and Other Stock Unit Awards

The Board may specify in an Award at the time of the grant the effect of a Reorganization Event and Change in Control Event on any SAR and Other Stock Unit Award.

10.	General Provisions Applicable to Awards

(a) Transferability of Awards.    Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant, except as may be otherwise provided in an Award agreement; provided, however, that the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, domestic partner, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Registration Statement on Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act ~~of 1933, as amended~~; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such authorized transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award; and, provided, further, that no option intended to be an incentive stock option shall be transferable unless the Board shall otherwise permit. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation.    Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion.    Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status.    The Board shall determine the effect on an Award of the disability, death, termination of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding.    The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a Fair Market Value that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax (determined by (or in a manner approved by) the Company)) as the Company shall determine in its sole discretion to satisfy the tax liability associated with any Award. Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award.    Except as otherwise provided in Sections 5(g) and 6(e) with respect to repricings, Sections 5(d), 6(d), 7(b) and 8 with respect to minimum vesting of Awards, Section ~~9~~10(i) with respect to Performance Awards or Section 11(d) with respect to actions requiring stockholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided either (i) that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant or (ii) that the change is permitted under Section 9 hereof; provided further, notwithstanding anything to the contrary herein, the Board shall have no authority to amend, modify or terminate any outstanding Award that has the same effect of actions expressly prohibited by Section 5(g) and requires approval by the Company’s stockholders.

(g) Conditions on Delivery of Stock.    The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration.    Except as provided in Sections 5(d), 6(d), 7(b), 8 and ~~9~~10(i), the Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Performance Awards

(i) Grants.    Restricted Stock Awards and Other Stock Unit Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10(i) (“Performance Awards”), subject to the limit in Section 4(c) on shares covered by such grants. ~~Restricted Stock Awards and Other Stock Unit Awards granted pursuant to this Section 10(i) shall be counted against the shares available for issuance under the Plan in the accordance with the computation rules of Section 4(b).~~ Performance Awards can also provide for cash payments of up to $~~750,000~~2,000,000 per calendar year per individual. Performance Awards shall not vest prior to the first anniversary of the date of grant. If Dividends or Dividend Equivalents are granted in connection with a Performance Award, such Dividend or Dividend Equivalent shall be paid only if the performance goal or goals associated with such Performance Award are satisfied.

(ii) Committee.    Grants of Performance Awards to any Covered Employee intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be deemed to be references to such Committee or subcommittee. “Covered Employee” shall mean any person who is a “covered employee” under Section 162(m)(3) of the Code.

(iii) Performance Measures.    For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined in accordance with Generally Accepted Accounting Principles (“GAAP”) or on a non-GAAP basis:

(A) Earnings or Profitability Measures, including but not limited to: (i) revenue (gross, operating or net); (ii) revenue growth; (iii) income (gross, operating, net or adjusted); (iv) earnings before interest and taxes (“EBIT”); (v) earnings before interest, taxes, depreciation and amortization (“EBITDA”); (vi) earnings growth, (vii) profit margins or contributions; and (viii) expense levels or ratios;

(B) Return Measures, including, but not limited to: return on (i) investment; (ii) assets; (iii) equity; or (iv) capital (total or invested);

(C) Cash Flow Measures, including but not limited to: (i) operating cash flow; (ii) cash flow sufficient to achieve financial ratios or a specified cash balance; (iii) free cash flow; (iv) cash flow return on capital; (v) net cash provided by operating activities; (vi) cash flow per share; and (vii) working capital or adjusted working capital;

(D) Stock Price and Equity Measures, including, but not limited to: (i) return on stockholders’ equity; (ii) total stockholder return; (iii) stock price; (iv) stock price appreciation; (v) market capitalization; (vi) earnings per share (basic or diluted) (before or after taxes); and (vii) price-to-earnings ratio;

(E) Strategic Metrics, including, but not limited to: (i) acquisitions or divestitures; (ii) collaborations, licensing or joint ventures; (iii) product research and development; (iv) clinical trials; (v) regulatory filings or approvals; (vi) patent application or issuance; (vii) manufacturing or process development; (viii) sales or net sales; (ix) sales growth, (x) market share; (xi) market penetration; (xii) inventory control; (xiii) growth in assets; (xiv) key hires; (xv) business expansion; (xvi) achievement of milestones under a third-party agreement; (xvii) financing; (xviii) resolution of significant litigation; (xix) legal compliance or risk reduction; (xx) improvement of financial ratings; or (xxi) achievement of balance sheet or income statement objectives,

(F) In each case such performance measures may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the impairment or writedown of any asset or assets, (v) charges for restructuring and rationalization programs or (vi) other extraordinary or non-recurring items, as specified by the Committee when establishing the performance measures. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(iv) Adjustments.    Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(v) Other.    The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

11.	Miscellaneous

(a) No Right To Employment or Other Status.    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan.    The Plan shall become effective immediately prior to the closing of the Company’s initial public offering. No Awards shall be granted prior to (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders. The Plan shall expire on December 31, 2021.

(d) Amendment of Plan.    The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement shall become effective until such stockholder approval is obtained; provided further, that stockholder approval shall be required for any amendment to the Plan that (i) materially increases the number of shares of Common Stock available for issuance under the Plan (other than an increase to reflect an adjustment described in Section 9) or (ii) materially expands the class of service providers eligible to participate in the Plan.

(e) Authorization of Sub-Plans.    The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Provisions for Foreign Participants.    The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(g) Compliance with Code Section 409A.    Except as provided in individual Award agreements initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

(h) Governing Law.    The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

Approved by the Board of Directors of Emergent

BioSolutions Inc. on March ~~20~~24, ~~2014~~2016, subject to stockholder approval.

Appendix B

THIRD RESTATED CERTIFICATE OF INCORPORATION

OF

EMERGENT BIOSOLUTIONS INC.

Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware

(originally incorporated on December 19, 2003)

FIRST: The name of the Corporation is Emergent BioSolutions Inc. (hereinafter referred to as the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is ~~115,000,000~~215,000,000 shares, consisting of (i) ~~100,000,000~~200,000,000 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (ii) 15,000,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A	COMMON STOCK.

1. Voting.    The holders of the Common Stock shall have voting rights at all meetings of stockholders, each such holder being entitled to one vote for each share thereof held by such holder; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (which, as used herein, shall mean the third restated certificate of incorporation of the Corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation. There shall be no cumulative voting.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the votes entitled to be cast irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

2. Dividends.    Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend or other rights of any then outstanding Preferred Stock.

3. Liquidation.    Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive ratably all assets of the Corporation available for distribution to its stockholders, subject to any preferential or other rights of any then outstanding Preferred Stock.

B	PREFERRED STOCK.

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issuance of the shares thereof, to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the votes entitled to be cast irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

FIFTH: Except as otherwise provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

SIXTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, and subject to the terms of any series of Preferred Stock, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation’s By-laws. Until the second anniversary of the completion of the initial public offering of Common Stock of the Corporation, the affirmative vote of at least 75% of the directors then in office shall be required to adopt, amend, alter or repeal the Corporation’s By-laws. Until the second anniversary of the completion of the initial public offering of Common Stock of the Corporation, the Corporation’s By-laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of capital stock representing at least a majority of the voting power of all outstanding stock entitled to vote thereon, in addition to any other vote required by this Certificate of Incorporation. Following the second anniversary of the completion of the initial public offering of Common Stock of the Corporation, the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present shall be required to adopt, amend, alter or repeal the Corporation’s By-laws. Following the second anniversary of the completion of the initial public offering of Common Stock of the Corporation, the Corporation’s By-laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of capital stock representing at least seventy-five percent (75%) of the voting power of all outstanding stock entitled to vote thereon, in addition to any other vote required by this Certificate of Incorporation. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, (i) until the second anniversary of the completion of the initial public offering of Common Stock of the Corporation, the affirmative vote of the holders of capital stock representing at least a majority of the voting power of all outstanding stock entitled to vote thereon, and (ii) following the second anniversary of the completion of the initial public offering of Common Stock of the Corporation, the affirmative vote of the holders of capital stock representing at least seventy-five percent (75%) of the voting power of all outstanding stock entitled to vote thereon, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article SIXTH.

SEVENTH: Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

EIGHTH: The Corporation shall provide indemnification and advancement of expenses as follows:

1. Actions, Suits and Proceedings Other than by or in the Right of the Corporation.    The Corporation shall indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

2. Actions or Suits by or in the Right of the Corporation.    The Corporation shall indemnify any Indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Section 2 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation, unless, and only to the extent, that the Court of Chancery of Delaware, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware, or the court in which such action or suit was brought, shall deem proper.

3. Indemnification for Expenses of Successful Party.    Notwithstanding any other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article EIGHTH, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, Indemnitee shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of Indemnitee in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that Indemnitee had reasonable cause to believe his conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

4. Notification and Defense of Claim.    As a condition precedent to an Indemnitee’s right to be indemnified pursuant to Section 1, 2 or 3 of this Article EIGHTH, or to receive advancement of expenses pursuant to Section 5 of this Article EIGHTH, such Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving such Indemnitee for which indemnity or advancement of expenses will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to Indemnitee. After notice from the Corporation to Indemnitee of its election so to assume such defense, the Corporation shall not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with such action, suit, proceeding or investigation, other than as provided below in this Section 4. Indemnitee shall have the right to employ his or her own counsel in connection with such action, suit, proceeding or investigation, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and Indemnitee in the conduct of the defense of such action, suit, proceeding or investigation or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, suit, proceeding or investigation, in each of which cases the fees and expenses of counsel for Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for Indemnitee shall have reasonably made the conclusion provided for in clause (ii) of the preceding sentence. The Corporation shall not be required to indemnify Indemnitee under this Article EIGHTH for any amounts paid in settlement of any action, suit, proceeding or investigation effected without its written consent. The Corporation shall not settle any action, suit, proceeding or investigation in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Corporation nor Indemnitee will unreasonably withhold or delay its consent to any proposed settlement.

5. Advance of Expenses.    Subject to the provisions of Sections 4 and 6 of this Article EIGHTH, any expenses (including attorneys’ fees) incurred by or on behalf of Indemnitee in defending an action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by or on behalf of Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment.

6. Procedure for Indemnification and Advance of Expenses.    In order to obtain indemnification pursuant to Section 1, 2 or 3 of this Article EIGHTH or advancement of expenses pursuant to Section 5 of this Article EIGHTH, an Indemnitee shall submit to the Corporation a written request. Any such advancement of expenses shall be made promptly, and in any event within 30 days after receipt by the Corporation of the written request of Indemnitee, unless the Corporation has assumed the defense pursuant to Section 4 of this Article EIGHTH (and none of the circumstances described in Section 4 of this Article EIGHTH that would nonetheless entitle the Indemnitee to indemnification or an advancement for the fees and expenses of separate counsel have occurred). Any such indemnification, unless ordered by a court, shall be made with respect to requests under Section 1 or 2 only as authorized in the specific case upon a determination by the Corporation that the indemnification of

Indemnitee is proper because Indemnitee has met the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance (a) by a majority vote of the directors of the Corporation who are not at that time parties to the action, suit or proceeding in question (“disinterested directors”), whether or not a quorum, (b) by a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum, (c) if there are no disinterested directors, or if the disinterested directors so direct, by independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation) in a written opinion, or (d) by the stockholders of the Corporation.

7. Remedies.    The right to indemnification or advancement of expenses as granted by this Article shall be enforceable by Indemnitee in any court of competent jurisdiction. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 of this Article EIGHTH that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. Indemnitee’s expenses (including attorneys’ fees) reasonably incurred in connection with successfully establishing Indemnitee’s right to advancement of expenses or indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

8. Limitations.    Notwithstanding anything to the contrary in this Article, except as set forth in Section 7 of this Article EIGHTH, the Corporation shall not indemnify or advance expenses to an Indemnitee pursuant to this Article EIGHTH in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify or advance expenses to an Indemnitee to the extent such Indemnitee is reimbursed or paid expenses from the proceeds of insurance, and in the event the Corporation makes any indemnification payments or advancement of expenses to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund indemnification payments or advancement of expenses to the Corporation to the extent of such insurance reimbursement.

9. Subsequent Amendment.    No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification or advancement of expenses under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

10. Other Rights.    The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification and advancement rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification and advancement rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

11. Partial Indemnification and Advance of Expenses.    If an Indemnitee is entitled under any provision of this Article to indemnification or advancement of expenses by the Corporation for some or a portion of the expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify or advance expenses to Indemnitee for the portion of such expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement to which Indemnitee is entitled.

12. Insurance.    The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

13. Savings Clause.    If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

14. Definitions.    Terms used herein and defined in Section 145(h) and Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

NINTH: This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation.

1. General Powers.    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

2. Number of Directors; Election of Directors.    Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the Corporation shall be established by the Board of Directors. Until the fifth anniversary of the completion of the initial public offering of Common Stock of the Corporation, any change in the number of directors of the Corporation in any class will require a vote of not less than 75% of the directors then in office. Election of directors need not be by written ballot, except as and to the extent provided in the By-laws of the Corporation.

3. Classes of Directors.    Subject to the rights of holders of any series of Preferred Stock to elect directors, the Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. Upon the filing of this Restated Certificate of Incorporation, the Board of Directors shall assign each director then in office to one of the three classes, and, automatically and without any further action, each director shall become a member of the class to which such director is assigned and shall serve for a term of office applicable to such class.

4. Terms of Office.    Subject to the rights of holders of any series of Preferred Stock to elect directors, each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided that, with respect to the directors serving in the initial classes of Class I, Class II and Class III, the terms of the directors serving in Class I shall expire at the Corporation’s first annual meeting of stockholders held after the initial assignment of directors to classified terms; the terms of the directors serving in Class II shall expire at the Corporation’s second annual meeting of stockholders held after the initial assignment of directors to classified terms; and the terms of the directors serving in Class III shall expire at the third annual meeting of stockholders held after the initial assignment of directors to classified terms; provided, further, that the term of each director shall continue until the election and qualification of his successor and be subject to his earlier death, resignation or removal. A decrease in the number of authorized directors shall not shorten the term of any incumbent director.

5. Quorum.    The greater of (a) a majority of the directors at any time in office and (b) one-third of the number of directors fixed pursuant to Section 2 of this Article NINTH shall constitute a quorum. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

6. Action at Meeting.    Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law or by this Certificate of Incorporation.

7. Removal.    Subject to the rights of holders of any series of Preferred Stock, directors of the Corporation may be removed only for cause and only by the affirmative vote of the holders of capital stock representing at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in an election of directors.

8. Vacancies.    Subject to the rights of holders of any series of Preferred Stock and except as required by law, any vacancy or newly created directorship in the Board of Directors, however occurring, shall be filled only by the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. A director elected to fill a vacancy shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.

9. Appointment and Removal of the Chairman of the Board.    Until the fifth anniversary of the completion of the initial public offering of the Common Stock of the Corporation, the appointment and removal of the Chairman of the Board will require a vote of not less than 75% of the directors then in office.

10. Stockholder Nominations and Introduction of Business, Etc.    Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the By-laws of the Corporation; provided, however, that no such advance notice shall be required until the second anniversary of the completion of the initial public offering of Common Stock of the Corporation.

11. Amendments to Article.    Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, (i) until the second anniversary of the completion of the initial public offering of Common Stock of the Corporation, the affirmative vote of the holders of capital stock representing at least a majority of the votes which all the stockholders would be entitled to cast thereon, and (ii) following the second anniversary of the completion of the initial public offering of Common Stock of the Corporation, the affirmative vote of the holders of capital stock representing at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast thereon, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article NINTH.

TENTH: Stockholders of the Corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, (i) until the second anniversary of the completion of the initial public offering of Common Stock of the Corporation, the affirmative vote of the holders of capital stock representing at least a majority of the votes which all the stockholders would be entitled to cast thereon, and (ii) following the second anniversary of the completion of the initial public offering of Common Stock of the Corporation, the affirmative vote of the holders of capital stock representing at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast thereon, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TENTH.

ELEVENTH: Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board or the President, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provision of law, this Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, (i) until the second anniversary of the completion of the initial public offering of Common Stock of the Corporation, the affirmative vote of the holders of capital stock representing at least a majority of the votes which all the stockholders would be entitled to cast thereon, and (ii) following the second anniversary of the completion of the initial public offering of Common Stock of the Corporation, the affirmative vote of the holders of capital stock representing at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast thereon, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article ELEVENTH.

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EMERGENT BIOSOLUTIONS INC. 400 PROFESSIONAL DRIVE, SUITE 400 GAITHERSBURG, MD 20879

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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E05188-P75467            KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EMERGENT BIOSOLUTIONS INC.			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote “FOR” the election of all Class I director nominees and “FOR” Proposals 2, 3, 4 and 5.
			☐	☐	☐
1.	To elect two Class I directors to hold office for a term expiring at our 2019 annual meeting of stockholders and until their respective successors are duly elected and qualified.

Nominees:

01) Fuad El-Hibri
02) Ronald B. Richard
								For	Against	Abstain

2.	To ratify the appointment by the audit committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.							☐	☐	☐
3.	To approve, on an advisory basis, the compensation of our named executive officers.							☐	☐	☐

4.	To approve the amendment of our stock incentive plan.							☐	☐	☐

5.	To approve the adoption of the amendment of our certificate of incorporation.							☐	☐	☐

6.	To act upon any other matter that may properly come before the meeting or any adjournment or postponement of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

ANNUAL MEETING OF STOCKHOLDERS OF

EMERGENT BIOSOLUTIONS INC.

MAY 19, 2016

Dear Stockholder:

Please take note of the important information accompanying this proxy card. There are matters related to the operation of Emergent BioSolutions that require your prompt attention. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please vote these shares using one of the methods described on the reverse side of this proxy card. Thank you in advance for your prompt consideration of these matters.

Sincerely,

Board of Directors of Emergent BioSolutions Inc.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of the Meeting, Annual Report on Form 10-K, Proxy Statement and Proxy Card are available at http://materials.proxyvote.com/29089Q

E05189-P75467

EMERGENT BIOSOLUTIONS INC.

400 PROFESSIONAL DRIVE, SUITE 400

GAITHERSBURG, MD 20879

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

The undersigned, revoking all prior proxies, hereby appoints Daniel J. Abdun-Nabi, Robert G. Kramer and A.B. Cruz III as proxies, each with full power of substitution, and hereby authorizes each of them to represent and vote, as designated on the reverse side, all shares of common stock of Emergent BioSolutions Inc. (the “Company”) held of record by the undersigned as of March 24, 2016 at the Annual Meeting of Stockholders to be held on May 19, 2016 at 9:00 a.m., Eastern time at the Bethesda Marriott, 5151 Pooks Hill Road, Bethesda, Maryland 20814 and at any adjournment or postponement thereof, and, in their discretion, on any matters properly presented for a vote at the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL CLASS I DIRECTOR NOMINEES AND “FOR” PROPOSALS 2, 3, 4 AND 5.

(Continued and to be signed on the reverse side)